As filed with the Securities and Exchange Commission on November 19, 2012

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PDC Energy, Inc.

(exact name of registrant as specified in its charter)

Nevada	1311	95-2636730
(State or Other Jurisdiction of Incorporation or Organization)	Primary Standard Industrial Code	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado 80203 (303) 860-5800	Daniel W. Amidon, Esq. General Counsel and Secretary 1775 Sherman Street, Suite 3000 Denver, Colorado 80203 (303) 860-5800
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

John Elofson

Davis Graham & Stubbs LLP

1550 Seventeenth Street, Suite 500

Denver, Colorado 80202

Telephone: 303-892-9400

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Offering Price per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
7.750% Senior Notes due 2022	$500,000,000	100%	$500,000,000	$68,200

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) under the Securities Act of 1933.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated November 19, 2012

PROSPECTUS

PDC Energy, Inc.

Offer to Exchange up to $500,000,000 7.750% Senior Notes due 2022 That Have Been Registered Under the Securities Act of 1933 For Any and All Outstanding Unregistered 7.750% Senior Notes due 2022

Terms of the Exchange Offer

•

We are offering to exchange up to $500,000,000 of our outstanding unregistered 7.750% Senior Notes due 2022 (“current notes”) for new notes with substantially identical terms that have been registered under the Securities Act of 1933, as amended (“new notes”).

•	The exchange offer expires at 11:59 p.m., New York City time, on , 2013, unless we decide to extend the expiration date.

•	We will exchange for an equal principal amount of new notes all current notes that you validly tender and do not validly withdraw before the exchange offer expires.

•	Tenders of current notes may be withdrawn at any time prior to the expiration date of the exchange offer.

•	The exchange of new notes for current notes should generally not be a taxable event for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Considerations.”

Terms of the New 7.750% Senior Notes due 2022 Offered in the Exchange Offer

•

The terms of the new notes are identical to the terms of the current notes that were issued on October 3, 2012, except that the new notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”) and there are certain differences relating to transfer restrictions, registration rights and payment of additional interest in case of non-registration. We will not list the new notes on any securities exchange.

You should carefully consider the risk factors beginning on page 6 of this prospectus before participating in the exchange offer.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for current notes where such current notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to make this prospectus available until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any current notes, to any broker-dealer for use in connection with any such resale; provided that if the letters of transmittal relating to the exchange offer as provided to us indicate that no holder is a broker-dealer, we will not be obligated to maintain the effectiveness of the registration statement of which this prospectus is a part after the consummation of the exchange offer. See “Plan of Distribution.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated        , 2012

In this prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or the “Company” refer to PDC Energy, Inc.

This prospectus incorporates business and financial information about us that is not included in or delivered with this prospectus. You should rely only on the information contained in this prospectus or information contained in documents incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. The information contained in this prospectus is accurate only as of its date or, in the case of an incorporated document, the date of its filing, regardless of the time of delivery of this prospectus or of any exchange of our current notes for new notes. We are not making this exchange offer to, nor will we accept surrenders for exchange from, holders of current notes in any jurisdiction in which the exchange offer would violate securities or blue sky laws or where it is otherwise unlawful.

You can obtain documents incorporated by reference in this prospectus by requesting them in writing or by telephone from us at the following:

Corporate Secretary

PDC Energy, Inc.

1775 Sherman Street, Suite 3000

Denver, Colorado 80203

303-860-5800

In order to ensure timely delivery of the requested documents, requests should be made no later than five business days before the expiration date of this exchange offer. In the event that we extend the exchange offer, we urge you to submit your request at least five business days before the expiration date, as extended. You will not be charged for any of the documents that you request.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein, including our Annual Report on Form 10-K for the year ended December 31, 2011 (the “2011 10-K”) and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 (the “2012 10-Qs”), contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Words such as expects, anticipates, intends, plans, believes, seeks, estimates and similar expressions or variations of such words are intended to identify forward-looking statements herein. Certain forward-looking statements included in the 2011 10-K and the 2012 10-Qs are identified under the heading “Special Note Regard Forward Looking Statements” in such documents.

Although forward-looking statements contained in this prospectus reflect our good faith judgment, such statements can only be based on facts and factors currently known to us. Consequently, forward-looking statements are inherently subject to risks and uncertainties, including known and unknown risks and uncertainties incidental to the exploration for, and the acquisition, development, production and marketing of, natural gas, NGLs and crude oil, and actual outcomes may differ materially from the results and outcomes discussed in the forward-looking statements.

Important factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to:

•	changes in production volumes and worldwide demand, including economic conditions that might impact demand;

•	volatility of commodity prices for natural gas, NGLs and crude oil;

•

impact of governmental policies and/or regulations, including changes in environmental and other laws, the interpretation and enforcement related to those laws and regulations, liabilities arising thereunder and the costs to comply with those laws and regulations;

•	potential declines in the values of our natural gas and crude oil properties resulting in impairments;

•	changes in estimates of proved reserves;

•	inaccuracy of reserve estimates and expected production rates;

•	potential for production decline rates from our wells to be greater than expected;

•	timing and extent of our success in discovering, acquiring, developing and producing reserves;

•	our ability to acquire leases, drilling rigs, supplies and services at reasonable prices;

•	timing and receipt of necessary regulatory permits;

•	risks incidental to the drilling and operation of natural gas and crude oil wells;

•	our future cash flows, liquidity and financial position;

•	competition within the oil and gas industry;

•	availability and cost of capital to us;

•	reductions in the borrowing base under our revolving credit facility;

•

availability of sufficient pipeline, gathering and other transportation facilities and related infrastructure to process and transport our production, particularly in the Wattenberg Field, and the impact of these facilities on the prices we receive for our production;

•	our success in marketing natural gas, NGLs and crude oil;

•	effect of natural gas and crude oil derivatives activities;

•	impact of environmental events, governmental and other third-party responses to such events, and our ability to insure adequately against such events;

•	cost of pending or future litigation;

•	effect that acquisitions we may pursue have on our capital expenditures;

•	our ability to retain or attract senior management and key technical employees; and

•	success of strategic plans, expectations and objectives for future operations of the Company.

Further, we urge you to carefully review and consider the cautionary statements and disclosures, specifically those in the section entitled “Risk Factors” commencing on page 6 of this prospectus and additional information contained in our 2011 10-K and our 2012 10-Qs and our other filings with the SEC for further information on risks and uncertainties that could affect our business, financial condition, results of operations and prospects, which are incorporated by this reference as though fully set forth herein. We caution you not to place undue reliance on forward-looking statements. We undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance or currently unknown facts or conditions or the occurrence of unanticipated events. All forward-looking statements are qualified in their entirety by this cautionary statement. See also “Incorporation by Reference.”

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PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus or a document incorporated by reference. This summary does not contain all of the information you should consider before making an investment decision. You should read this entire prospectus and the documents incorporated by reference carefully before making an investment decision. Please read the section entitled “Risk Factors” commencing on page 6 of this prospectus and additional information contained in our 2011 10-K and our 2012 10-Qs incorporated by reference in this prospectus for more information about important factors you should consider before making an investment decision.

Our Company

We are a domestic independent exploration and production company that acquires, develops, explores and produces crude oil, NGLs and natural gas with operations in the Western and Eastern regions of the United States. Our Western Operating Region is primarily focused on development in the Wattenberg Field in Colorado, particularly in the liquid-rich horizontal Niobrara and Codell plays. In our Eastern Operating Region, we are currently focused on development activity in the liquid-rich portion of the Utica Shale play in Ohio. We are also pursuing horizontal development in the Marcellus Shale in northern West Virginia through our 50% joint venture interest in PDC Mountaineer LLC, or PDCM.

For additional information as to our business, properties and financial condition, please refer to the documents referred to in “Where You Can Find More Information” and “Incorporation by Reference.”

PDC Energy, Inc. is a Nevada corporation. Our principal executive offices are located at 1775 Sherman Street, Suite 3000, Denver, Colorado 80203, and our telephone number at that address is 303-860-5800.

The Exchange Offer

On October 3, 2012, we completed a private offering of the current notes. We entered into a registration rights agreement with the initial purchasers in the private offering in which we agreed to deliver this prospectus and to offer the new notes in exchange for the current notes.

Exchange Offer

We are offering to exchange our 7.750% Senior Notes due 2022 registered under the Securities Act, which we refer to as “new notes,” for any and all of our outstanding 7.750% Senior Notes due 2022 issued on October 3, 2012 in a private offering, which we refer to as “current notes.” The current notes may be tendered in an amount equal to $2,000 in principal amount or in integral multiples of $1,000 in excess of $2,000. In order to exchange an old note, you must follow the required procedures and we must accept the old note for exchange. We will exchange all current notes validly offered for exchange, or “tendered,” and not validly withdrawn. As of the date of this prospectus, there is $500,000,000 aggregate principal amount of current notes outstanding.

Expiration Date	The exchange offer expires at 11:59 p.m. New York City time, on 2013, unless we decide to extend the expiration date.

Resale of the New Notes	Based on interpretive letters of the SEC staff to third parties, we believe that you may offer for resale, resell and otherwise transfer the new notes issued pursuant to the exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, if you:

	•	are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act (if you are such an “affiliate,” you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable);

	•	are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;

• acquired the new notes issued in the exchange offer in the ordinary course of your business;

• are not a broker-dealer that acquired the current notes from us or in market-making transactions or other trading activities; and

• are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

By tendering your notes as described in “The Exchange Offer—Procedures for Tendering”, you will be making representations to this effect. If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above and you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

If you are a broker-dealer that acquired current notes as a result of market-making or other trading activities, you must comply with the prospectus delivery requirements of the Securities Act in connection with a resale of the new notes as described in this summary under “Restrictions on Sale by Broker-Dealers” below.

We base our belief on interpretations by the SEC staff in no-action letters issued to other issuers in exchange offers like ours. We cannot guarantee that the SEC would make a similar decision about our exchange offer. If our belief is wrong, you could incur liability under the Securities Act. We will not protect you against any loss incurred as a result of this liability under the Securities Act.

Restrictions on Sale by Broker Dealer	If you are a broker-dealer that has received new notes for your own account in exchange for current notes that were acquired as a result of market-making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new notes. A broker-dealer that indicates it is a broker dealer in the letter of transmittal relating to the exchange offer may use this prospectus until 180 days from the completion date of this exchange offer.

Consequences If You Do Not Exchange Your Current Notes	If you are eligible to participate in the exchange offer and you do not tender your current notes, you will not have any further registration or exchange rights and your current notes will continue to be subject to transfer restrictions. These transfer restrictions and the availability of new notes could adversely affect the trading market for your current notes.

Conditions	The exchange offer is subject to certain customary conditions, which we may waive, as described below under “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Current Notes	If you wish to accept the exchange offer, the following must be delivered to the exchange agent:

• your current notes by timely confirmation of book-entry transfer through The Depository Trust Company (the “DTC”);

• an agent’s message from the DTC, stating that the tendering participant agrees to be bound by the letter of transmittal and the terms of the exchange offer; and

• all other documents required by the letter of transmittal.

These actions must be completed before the expiration of the exchange offer.

Alternatively, the procedures described under “The Exchange Offer—Guaranteed Delivery” may be followed in certain circumstances.

You must comply with DTC’s standard procedures for electronic tenders, by which you will agree to be bound by the letter of transmittal.

Withdrawal of Tenders	You may withdraw your tender of current notes under the exchange offer at any time prior to the expiration date.

Fees and Expenses	We will bear all expenses related to the exchange offer. Please refer to the section in this prospectus entitled “The Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement.

Tax Consequences	The exchange of new notes for current notes in the exchange offer should generally not be a taxable event for U.S. federal income tax purposes. Please read “Material U.S. Federal Income Tax Considerations.”

Exchange Agent	U.S. Bank National Association is serving as exchange agent in connection with the exchange offer. You should direct questions and requests for assistance, for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: Attn: Specialized Finance, telephone number 800-934-6802. Eligible institutions may make requests by facsimile at 651-495-8158.

The New Notes

This exchange offer applies to any and all outstanding current notes. The terms of the new notes will be the same as the current notes, except that (1) the new notes will not be subject to the restrictions on transfer that apply to the current notes, (2) the new notes will not be subject to the registration rights relating to the current notes, and (3) the new notes will not contain provisions for payment of additional interest in case of non-registration. The new notes issued in this exchange offer will evidence the same debt as the current notes and both types of notes will be entitled to the benefits of the same indenture and treated as a single class of debt securities. In this document, we sometimes refer to the current notes and the new notes together as the “notes.”

Issuer	PDC Energy, Inc.

Securities	$500,000,000 aggregate principal amount of our 7.750% senior notes due 2022.

Maturity	October 15, 2022.

Interest	Annual rate: 7.750%. The notes offered by this prospectus will pay interest semi-annually in cash in arrears on April 15 and October 15 of each year, beginning on April 15, 2013.

Guarantees	Initially, the notes will not be guaranteed by any of our subsidiaries. In the future, if we have a domestic subsidiary that is a “material subsidiary” (as defined in “Description of the New Notes”) and guarantees our revolving credit facility, that subsidiary must become a guarantor of the notes. Any such guarantee of the notes may be released under certain circumstances.

Ranking	The notes and any guarantees will be our general unsecured senior obligations. Accordingly, they will:

• rank equally in right of payment with all existing and future senior indebtedness of the issuer and any guarantors;

• rank senior in right of payment to all future subordinated indebtedness of the issuer and any guarantors;

•   be effectively subordinated in right of payment to all existing and future secured indebtedness of the issuer and any guarantors, including indebtedness under our revolving credit facility, to the extent of the value of the assets securing such indebtedness; and

• be effectively subordinated to all liabilities of non-guarantor subsidiaries.

We used the proceeds of the current notes offering to pay for the redemption of our 12% senior notes due 2018, to repay outstanding borrowings under our revolving credit facility and for other general corporate purposes, including capital expenditures. Any future borrowings under our revolving credit facility will constitute senior secured indebtedness.

Optional Redemption

On or after October 15, 2017, we may redeem all or part of the notes, in each case at the redemption prices described under “Description of the New Notes—Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

At any time prior to October 15, 2015, we may, from time to time, redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings at the redemption price set forth under “Description of the New Notes—Optional Redemption,” if at least 65% of the aggregate principal amount of the notes issued under the indenture remains outstanding immediately after the occurrence of such redemption and the redemption occurs no later than 180 days after the closing date of such equity offering, as the case may be.

In addition, prior to October 15, 2017, we may redeem all or part of the notes at a redemption price plus an applicable “make-whole” premium described under “Description of the New Notes—Optional Redemption,” together with any accrued and unpaid interest to the date of redemption.

Change of Control; Asset Sale	Upon the occurrence of a change of control (as defined in the indenture for the notes), holders of the notes will have the right to require us to repurchase all or a portion of the notes at a price equal to 101% of the aggregate principal amount of the notes repurchased, together with any accrued and unpaid interest to the date of purchase. In connection with certain asset sales, we will be required to use the net cash proceeds of the asset sale to make an offer to purchase the notes at 100% of the principal amount, together with any accrued and unpaid interest to the date of purchase.

Certain Covenants	We will issue the notes under an indenture with U.S. Bank National Association, as trustee. The indenture governing the notes will contain covenants that, among other things, limit our ability and the ability of our subsidiaries to:

	•	borrow money;

	•	pay dividends or make other distributions on stock;

	•	purchase or redeem stock or subordinated indebtedness;

	•	make investments;

	•	create certain liens;

	•	enter into agreements that restrict distributions or other payments from our restricted subsidiaries;

	•	enter into transactions with affiliates;

	•	sell assets;

	•	consolidate with or merge with or into other companies or transfer all or substantially all our assets; and

	•	create unrestricted subsidiaries.

These covenants are subject to important exceptions and qualifications that are described in “Description of the New Notes—Covenants.”

If the notes achieve an investment grade rating from both S&P and Moody’s and no default exists with respect to the notes, our obligation to comply with many of the covenants will be terminated. See “Description of the New Notes—Covenants.”

Transfer Restrictions Absence of a Public Market for the Notes	The new notes generally will be freely transferable, but will also be new securities for which there will not initially be a market. There can be no assurance as to the development or liquidity of any market for the new notes. We do not intend to apply for listing of the new notes on any securities exchange or for the quotation of the new notes in any automated dealer quotation system.

Risk Factors	You should consider all of the information contained in this prospectus before making an investment in the notes. In particular, you should consider the factors described under “Risk Factors” beginning on page 6 as well as the other cautionary language statements throughout this prospectus, for a discussion of factors you should carefully consider before deciding to invest in the notes.

RISK FACTORS

In addition to the other information set forth elsewhere or incorporated by reference in this prospectus (including the risk factors included in our 2011 10-K and 2012 10-Qs) the following factors relating to the exchange offer and the notes should be considered carefully in deciding whether to participate in the exchange offer.

Risks Related to the Exchange Offer and the Notes

If you fail to exchange the current notes, they will remain subject to transfer restrictions, and it may be harder for you to resell and transfer your current notes.

The current notes were not registered under the Securities Act or under the securities laws of any state. Any current notes that remain outstanding after this exchange offer will continue to be subject to restrictions on their transfer. Thus, you may not resell the current notes, offer them for resale or otherwise transfer them unless they are subsequently registered or resold under an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your current notes for new notes in this exchange offer, or if you do not properly tender your current notes in this exchange offer, you will not be able to resell, offer to resell or otherwise transfer your current notes unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. After this exchange offer, holders of current notes will not have any further rights to have their current notes exchanged for new notes registered under the Securities Act. The liquidity of the market for current notes that are not exchanged could be adversely affected by this exchange offer and you may be unable to sell your current notes.

Late deliveries of current notes and other required documents could prevent a holder from exchanging its current notes.

Holders are responsible for complying with all exchange offer procedures. The issuance of new notes in exchange for current notes will only occur upon completion of the procedures described in this prospectus under “The Exchange Offer.” Therefore, holders of current notes who wish to exchange them for new notes should allow sufficient time for completion of the exchange procedure. Neither we nor the exchange agent is obligated to extend the offer or notify you of any failure to follow the proper procedure or waive any defect if you fail to follow the proper procedure.

If you are a broker-dealer, your ability to transfer the new notes may be restricted.

A broker-dealer that purchased current notes for its own account as part of market-making or trading activities must comply with the prospectus delivery requirements of the Securities Act when it sells the new notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their new notes.

There may not be a public market for the new notes, and you may find it difficult to sell your notes.

You may find it difficult to sell your notes because an active trading market for the notes may not develop. We do not intend, and are under no obligation, to apply for listing on any securities exchange of the new notes. We do not know the extent to which investor interest will lead to the development of a trading market or how liquid that market might be.

If a market for the new notes does develop, it is possible that you will not be able to sell your notes at a particular time or that the prices that you receive when you sell will be unfavorable. It is also possible that any trading market that does develop for the notes will not be liquid. Future trading prices of the notes will depend on many factors, including:

•	our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of companies in the oil and natural gas industry generally;

•	our ability to complete the offer to exchange the current notes for the new notes;

•	the interest of securities dealers in making a market for the notes;

•	prevailing interest rates; and

•	the market for similar securities.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused volatility in prices. If a market for the new notes develops, it is possible that the market for the new notes will be subject to disruptions and price volatility. Any disruptions may have a negative effect on holders of the new notes, regardless of our operating performance, financial condition and prospects.

Risks Associated with our Indebtedness and the Notes

We may be unable to fulfill our obligations under the notes.

We have a substantial amount of indebtedness. As a result, a significant portion of our cash flow will be required to pay interest and principal on our indebtedness, and we may not generate sufficient cash flow from operations, or have future borrowing capacity available, to enable us to repay our indebtedness, including the notes, or to fund other liquidity needs.

Servicing our indebtedness and satisfying our other obligations will require a significant amount of cash. Our cash flow from operating activities and other sources may not be sufficient to fund our liquidity needs. Our ability to pay interest and principal on our indebtedness and to satisfy our other obligations will depend upon our future operating performance and financial condition and the availability of refinancing indebtedness, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our revolving credit facility or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the notes.

A substantial decrease in our operating cash flow or an increase in our expenses could make it difficult for us to meet debt service requirements and could require us to modify our operations, including by curtailing our exploration and drilling programs, selling assets, reducing our capital expenditures, refinancing all or a portion of our existing debt or obtaining additional financing. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of future debt agreements may, and our revolving credit facility and the indenture governing the notes do, restrict us from implementing some of these alternatives. In the absence of adequate cash from operations and other available capital resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate these dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any dispositions may not be adequate to meet our debt service obligations then due.

Our substantial indebtedness could adversely impact our business, results of operations and financial condition.

In addition to making it more difficult for us to satisfy our obligations to pay principal and interest on the notes, our substantial indebtedness could limit our ability to respond to changes in the markets in which we operate and otherwise limit our activities. For example, our indebtedness, and the terms of agreements governing that indebtedness, could:

•

require us to dedicate a substantial portion of our cash flow from operations to service our existing debt obligations, thereby reducing the cash available to finance our operations and other business activities and could limit our flexibility in planning for or reacting to changes in our business and the industry in which we operate;

•	increase our vulnerability to economic downturns and impair our ability to withstand sustained declines in oil and gas prices;

•	subject us to covenants that limit our ability to fund future working capital, capital expenditures, exploration costs and other general corporate requirements;

•	prevent us from borrowing additional funds for operational or strategic purposes (including to fund future acquisitions), disposing of assets or paying cash dividends;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•

require us to devote a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund exploration efforts, working capital, capital expenditures and other general corporate purposes; and

•	place us at a competitive disadvantage relative to our competitors that have less debt outstanding.

Covenants in the indenture governing the notes and in our revolving credit facility currently impose, and future financing agreements may impose, significant operating and financial restrictions.

The indenture governing the notes and our revolving credit facility contain restrictions, and future financing agreement may contain additional restrictions, on our activities, including covenants that restrict our and our restricted subsidiaries’ ability to:

•	incur additional debt;

•	pay dividends on, redeem or repurchase stock;

•	create liens;

•	make specified types of investments;

•	apply net proceeds from certain asset sales;

•	engage in transactions with our affiliates;

•	engage in sale and leaseback transactions;

•	merge or consolidate;

•	restrict dividends or other payments from restricted subsidiaries;

•	sell equity interests of restricted subsidiaries; and

•	sell, assign, transfer, lease, convey or dispose of assets.

Our revolving credit facility will mature on November 5, 2015, and is secured by all of our oil and gas properties as well as a pledge of all ownership interests in operating subsidiaries. The restrictions contained in our debt agreements may prevent us from taking actions that we believe would be in the best interest of our business, and may make it difficult for us to successfully execute our business strategy or effectively compete with companies that are not similarly restricted. We may also incur future debt obligations that might subject us to additional restrictive covenants that could affect our financial and operational flexibility.

Our revolving credit facility has substantial restrictions and financial covenants and we may have difficulty obtaining additional credit, which could adversely affect our operations. Our lenders can unilaterally reduce our borrowing availability based on anticipated sustained natural gas and crude oil prices.

We depend in large part on our revolving credit facility for future capital needs. The terms of the credit agreement require us to comply with certain financial covenants and ratios. Our ability to comply with these restrictions and covenants in the future is uncertain and will be affected by the levels of cash flows from operations and events or circumstances beyond our control. Our failure to comply with any of the restrictions and covenants under the revolving credit facility or other debt financing could result in a default under those facilities, which could cause all of our existing indebtedness to be immediately due and payable.

The revolving credit facility limits the amounts we can borrow to a borrowing base amount, determined by the lenders in their sole discretion based upon projected revenues from the natural gas and crude oil properties securing their loan. The lenders can unilaterally adjust the borrowing base and the borrowings permitted to be outstanding under the revolving credit facility. Outstanding borrowings in excess of the borrowing base must be repaid immediately, or we must pledge other natural gas and crude oil properties as additional collateral. We do not currently have any substantial unpledged properties, and we may not have the financial resources in the future to make any mandatory principal prepayments required under the revolving credit facility. Our inability to borrow additional funds under our revolving credit facility could adversely affect our operations and our financial results.

If we are unable to comply with the restrictions and covenants in the agreements governing the notes and other debt, there could be a default under the terms of these agreements, which could result in an acceleration of payment of funds that we have borrowed and would impact our ability to make principal and interest payments on the notes.

Any default under the agreements governing our indebtedness, including a default under our revolving credit facility that is not waived by the required lenders, and the remedies sought by the holders of any such indebtedness, could make us unable to pay principal, premium, if any, and interest on the notes and substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including the notes or our revolving credit facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek to obtain waivers from the required lenders under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our revolving credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. We cannot assure you that we will be granted waivers or amendments to our debt agreements if for any reason we are unable to comply with these agreements, or that we will be able to refinance our debt on terms acceptable to us, or at all.

Notwithstanding our current indebtedness levels and restrictive covenants, we may still be able to incur substantial additional debt or make certain restricted payments, which could exacerbate the risks described above.

We may be able to incur additional debt in the future. Although the indenture governing the notes contains restrictions on our ability to incur indebtedness, those restrictions are subject to a number of exceptions. In particular, we may borrow under the revolving credit facility. In addition, if we designate some of our restricted subsidiaries under the indenture as unrestricted subsidiaries, those unrestricted subsidiaries would be permitted to borrow beyond the limitations specified in the indenture and engage in other activities in which restricted subsidiaries may not engage. We may also consider investments in joint ventures or acquisitions that may increase our indebtedness. Also, under the indenture, we will be able to make restricted payments in certain circumstances. Adding new debt to current debt levels or making otherwise restricted payments could intensify the related risks that we and our subsidiaries now face.

In addition, PDCM, a joint venture in which we hold a 50% ownership interest, is not defined as a subsidiary under the indenture governing the notes. As a result, PDCM is not subject to any of the restrictive covenants included in the indenture and may incur additional indebtedness or other liabilities beyond any limitation specified therein, to which the notes will be structurally subordinated. Furthermore, as a separate and distinct legal entity not guaranteeing the notes or otherwise subject to the restrictions included in the indenture governing the notes, PDCM will not have any obligation, contingent or otherwise, to pay amounts due with respect to the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payments. If PDCM does not pay out dividends or make other distributions to us, our ability to fulfill our obligations with respect to the notes may be materially impaired. PDCM’s credit facility restricts its ability to pay dividends to us.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our revolving credit facility bear interest at variable rates and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase although the amount borrowed remained the same, and our net income and cash available for servicing our indebtedness would decrease.

Your right to receive payments on the notes is effectively subordinated to the rights of our and our restricted subsidiaries’ existing and future secured creditors.

The revolving credit facility is secured by liens on substantially all of our assets and the assets of our restricted subsidiaries. Accordingly, the notes will be effectively subordinated to any secured indebtedness incurred under the revolving credit facility to the extent of the value of the assets securing the revolving credit facility. In the event of any distribution or payment of our or any guarantor’s assets in any foreclosure, dissolution, winding-up, liquidation, reorganization or other bankruptcy proceeding, holders of secured indebtedness will have prior claim to those of our or our restricted subsidiaries’ assets that constitute their collateral. Holders of notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as such notes, and potentially with all of our or any restricted subsidiary’s other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the notes. As a result, holders of notes may receive less, ratably, than holders of secured indebtedness.

The notes will be subordinated to all indebtedness of those of our existing or future subsidiaries that are not, or do not become, guarantors of the notes.

None of our subsidiaries will initially be guarantors of the notes, and any future subsidiaries may not become guarantors of the notes. Non-guarantor subsidiaries will have no obligation, contingent or otherwise, to pay amounts due under the notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment. The notes will be structurally subordinated to all indebtedness and other obligations of the non-guarantor subsidiaries such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any such subsidiary, all of the subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of the subsidiary’s assets before we would be entitled to any payment. In addition, the indenture governing the notes permits, subject to some limitations, non-guarantor subsidiaries to incur additional indebtedness and does not contain any limitation on the amount of other liabilities, such as trade payables, that may be incurred by these subsidiaries.

We may not be able to repurchase the notes upon a change of control as required by the indenture governing the notes.

Upon the occurrence of certain kinds of change of control events, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase, unless all notes have been previously called for redemption. The holders of our convertible notes have a similar right, and other debt securities that we may issue in the future that rank equally in right of payment with the notes may have similar rights as well. Our failure to purchase tendered notes would constitute an event of default under the indenture governing the notes, which in turn, would constitute an event of default under our revolving credit facility. In addition, the occurrence of a change of control (as defined under the revolving credit facility) in itself would constitute an event of default under our revolving credit facility.

Therefore, it is possible that we may not have sufficient funds at the time of the change of control to make the required repurchase of notes. Moreover, our revolving credit facility restricts, and any future indebtedness we incur may restrict, our ability to repurchase the notes, including following a change of control event. As a result, following a change of control event, we may not be able to repurchase notes unless we first repay all indebtedness outstanding under our revolving credit facility and any of our other indebtedness that contains similar provisions, or obtain a waiver from the holders of such indebtedness to permit us to repurchase the notes. We may be unable to repay all of that indebtedness or obtain a waiver of that type. Any requirement to offer to repurchase outstanding notes may therefore require us to refinance our other outstanding debt, which we may not be able to do on commercially reasonable terms, if at all. These repurchase requirements may also delay or make it more difficult for others to obtain control of us.

In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the indenture. See “Description of the New Notes—Change of Control.”

Following a sale of “substantially all” of our assets, you may not be able to determine if a change of control that would give rise to a right to have the notes repurchased has occurred.

The definition of change of control in the Indenture includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale of less than all our assets to another person may be uncertain.

U.S. federal and state fraudulent transfer laws may permit a court to void, subordinate or limit the notes, and any guarantees, and, if that occurs, you may not receive any payments on the notes or may be required to return payments received on the notes.

U.S. federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the notes and the incurrence of the guarantees of the notes. Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the notes or the guarantees thereof (or the grant of collateral securing any such obligations) could be voided, subordinated or limited as a fraudulent transfer or conveyance if we or any guarantors of the notes, as applicable, (i) issued the notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors, or (ii) received less than reasonably equivalent value or fair consideration in return for either issuing the notes or incurring the guarantees and, in the case of (ii) only, one of the following is also true at the time thereof:

•	we or any guarantor, as applicable, were insolvent or rendered insolvent by reason of the issuance of the notes or the incurrence of the guarantees;

•	the issuance of the notes or the incurrence of the guarantees left us or any guarantor, as applicable, with an unreasonably small amount of capital or assets to carry on its business;

•	we or any guarantor intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•	we or any guarantor were a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is secured or satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee to the extent such guarantor did not obtain a reasonably equivalent tangible benefit directly or indirectly from the issuance of the notes.

We cannot be certain as to the standards a court would use to determine whether or not we or any guarantor were insolvent at the relevant time or, regardless of the standard that a court uses, whether the notes or the guarantees would be subordinated to our or any guarantor’s other debt. In general, however, a court would deem an entity insolvent if:

•	the sum of its debts, including contingent and unliquidated liabilities, was greater than the fair saleable value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they became due.

If a court were to find that the issuance of the notes, the incurrence of a guarantee or the grant of security was a fraudulent transfer or conveyance, the court could void the payment obligations under the notes or such guarantee or subordinate or limit the notes or such guarantee to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such guarantee. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the notes or guarantees. Further, the avoidance of the notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

Each guarantee will contain a provision intended to limit the guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the guarantor’s obligation to an amount that effectively makes the guarantee worthless.

Finally, as a court of equity, a bankruptcy court may subordinate the claims in respect of the notes to other claims against us under the principle of equitable subordination, if the court determines that: (i) the holder of notes engaged in some type of inequitable conduct, (ii) such inequitable conduct resulted in injury to our other creditors or conferred an unfair advantage upon the holder of notes and (iii) equitable subordination is not inconsistent with the provisions of the bankruptcy code.

We face risks related to rating agency downgrades.

The notes are rated by Moody’s Investor Services and Standard & Poor’s. If such rating agencies reduce the rating in the future, the market price of the notes would be adversely affected. In addition, if any of our other outstanding debt is subsequently downgraded, raising capital will become more difficult, borrowing costs under revolving credit facility and other future borrowings may increase and the market price of the notes may decrease.

Many of the covenants contained in the indenture will be terminated if the notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc.

Many of the covenants in the indenture governing the notes will be terminated if the notes are rated investment grade by both Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc., and certain other conditions are satisfied. These covenants will restrict, among other things, our ability to pay dividends, to incur debt and to enter into certain other transactions. There can be no assurance that the notes will ever be rated investment grade, or that if they are rated investment grade, that the notes will maintain such ratings. However, suspension of these covenants would allow us to engage in certain transactions that would not be permitted while these covenants are in force. See “Description of the New Notes—Certain Covenants—Covenant Termination.”

If we fail to obtain additional financing, we may be unable to refinance our existing debt, expand our current operations or acquire new businesses. This could result in our failure to grow in accordance with our plans, or could result in defaults in our obligations under our revolving credit facility or the indentures relating to our outstanding senior notes.

In order to refinance indebtedness, expand existing operations and acquire additional businesses or properties, we will require substantial amounts of capital. There can be no assurance that financing, whether from equity or debt financings or other sources, will be available or, if available, will be on terms satisfactory to us. If we are unable to obtain such financing, we may be unable to acquire additional businesses or properties and may be unable to meet our obligations under the revolving credit facility, the indentures relating to the notes and the convertible notes, and any other debt securities we may issue in the future. Such an event would adversely affect our operations and profitability.

Other Risks

In addition to the factors relating to the exchange offer and the notes described above, the risk factors included in our 2011 10-K and 2012 10-Qs should be considered carefully in deciding whether to participate in the exchange offer.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated on a consolidated historical basis:

	Year Ended December 31,						Nine Months Ended
	2011	2010	2009		2008	2007(b)	September 30, 2012
RATIO OF EARNINGS TO FIXED CHARGES	1.1x	1.2x	—	(a)	6.1x	4.1x	0.1x

(a)	For the year ended December 31, 2009, earnings were insufficient to cover total fixed charges by $124.9 million.
(b)	Total adjusted earnings available for fixed charges for the year ended December 31, 2007, do not present the effects of the divestitures of our Michigan and North Dakota assets as discontinuing operations as the amounts related to these operations were immaterial.

We have computed the ratio by dividing earnings by fixed charges. For this purpose, earnings consist of the sum of the following: income from continuing operations before income taxes, fixed charges and amortization of capitalized interest, less interest capitalized. Fixed charges consist of interest expense on long-term debt and amortization of debt discount and issuance costs, interest capitalized and an estimate of interest within rental expense.

USE OF PROCEEDS

We will not receive any proceeds from the exchange offer. In consideration for issuing the new notes, we will receive current notes from you in the same principal amount. The current notes surrendered in exchange for the new notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the new notes will not result in any change in our indebtedness.

THE EXCHANGE OFFER

The following summary of the registration rights agreement and letter of transmittal is not complete and is subject to, and is qualified in its entirety by, all of the provisions of the registration rights agreement and the letter of transmittal, each of which is filed as an exhibit to the registration statement of which this prospectus is part. We urge you to read the entire registration rights agreement and the letter of transmittal carefully.

Purpose and Effect of the Exchange Offer

In connection with the issuance of the current notes, we entered into a registration rights agreement with respect to the notes. Pursuant to the registration rights agreement, we and the subsidiary guarantors agreed that we will, subject to certain exceptions,

•	prepare and file a registration statement (the “exchange offer registration statement”), with the SEC with respect to a registered exchange offer to exchange each old note for a new note having terms substantially identical in all material respects to such old note;

•	after the effectiveness of the exchange offer registration statement, offer the new notes in exchange for the current notes; and

•	keep the exchange offer open for a period of at least 20 business days (or longer if required by applicable law) after the date notice of the exchange offer is mailed or made available to the holders of the notes.

We have also agreed to include in the exchange offer registration statement a prospectus for use in any resales by any holder of current notes that is a broker-dealer and to keep such exchange offer registration statement effective for a period ending 180 days from the expiration date of this exchange offer; provided that if the letters of transmittal relating to the exchange offer as provided to us indicate that no holder is a broker-dealer, we will not be obligated to maintain the effectiveness of such registration statement after the consummation of the exchange offer.

In the event that:

•	any change in law or in applicable interpretations thereof by the staff of the SEC does not permit us to effect the exchange offer;

•	the exchange offer is not for any other reason completed by September 28, 2013; or

•	any initial purchaser notifies us that its current notes are or were ineligible to be exchanged in the exchange offer under applicable law or applicable interpretations of the SEC staff,

then, we and any subsidiary guarantors will, in lieu of or in addition to conducting the exchange offer, shall as soon as reasonably practicable cause to be filed a shelf registration statement providing for the sale of all the current notes by the holders thereof and to have such shelf registration statement become effective; provided that no holder will be entitled to have any “registrable securities” as defined in the registration rights agreement included in any shelf registration statement, or entitled to use the prospectus forming a part of such shelf registration statement, until such holder shall have delivered a completed and signed “notice and questionnaire” as defined in the registration rights agreement and provided such other information to the Company as is required.

We will pay, as liquidated damages, additional cash interest on the applicable current notes and new notes, subject to certain exceptions:

•	if we do not complete the exchange offer;

•	if the shelf registration statement, if required, is not declared effective prior to September 28, 2013; or

•	if the shelf registration statement, if required, is declared effective or automatically becomes effective, and thereafter either ceases to be effective or the prospectus contained therein ceases to be useable for more than 30 days in any 12-month period.

The additional interest will be increased by 1.00% per annum during the registration default period. We will pay such additional interest on regular interest payment dates.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus, for each $2,000, and $1,000 integral multiples in excess of $2,000, principal amount of current notes properly tendered and not withdrawn before the expiration date of the exchange offer, we will issue $2,000, and $1,000 integral multiples in excess of $2,000, principal amount of new notes. Holders may tender some or all of their current notes pursuant to the exchange offer in denominations of $2,000 and $1,000 integral multiples in excess of $2,000 thereof. The exchange offer is not conditioned upon any minimum aggregate principal amount of current notes being tendered.

The form and terms of the new notes will be the same as the form and terms of the current notes except that:

•	the new notes will have a different CUSIP number from the current notes;

•	the new notes will be registered under the Securities Act and, therefore, the global securities representing the new notes will not bear legends restricting the transfer of interests in the new notes;

•	the new notes will not be subject to the registration rights relating to the current notes; and

•	the new notes will not contain provisions for payment of additional interest in case of non-registration.

The new notes will evidence the same indebtedness as the current notes they replace, and will be issued under, and be entitled to the benefits of, the same indenture governing the issuance of the current notes. As a result, the current notes and the new notes will be treated as a single series of notes under the indenture.

The initial interest payment date on the notes has not yet occurred. No interest will be paid in connection with the exchange. The new notes will accrue interest from and including the last interest payment date on which interest has been paid on the current notes or, if no interest has been paid on the old notes, from the date of original issue of the current notes. Accordingly, the holders of current notes that are accepted for exchange will not receive accrued but unpaid interest on current notes at the time of tender. Rather, that interest will be payable on the new notes delivered in exchange for the current notes on the first interest payment date after the expiration date.

Under existing SEC interpretations, the new notes would generally be freely transferable after the exchange offer without further registration under the Securities Act, except that broker-dealers receiving the new notes in the exchange offer will be subject to a prospectus delivery requirement with respect to their resale. This view is based on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers like this one. We have not, however, asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, the SEC might not treat it in the same way it has treated other exchange offers in the past. You will be relying on the no-action letters that the SEC has issued to third parties in circumstances that we believe are similar to ours. Based on these no-action letters, you must meet the following conditions in order to receive freely transferable new notes:

•	you are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act (or if you are such an “affiliate,” you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable);

•	you are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;

•	you acquired the new notes issued in the exchange offer in the ordinary course of your business;

•	you are not a broker-dealer that acquired the current notes from us or in market-making transactions or other trading activities; and

•	you are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

By tendering your current notes as described in “—Procedures for Tendering”, you will be representing to us that you satisfy all of the above listed conditions. If you do not satisfy all of the above listed conditions:

•	you cannot rely on the position of the SEC set forth in the no-action letters referred to above; and

•	you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

The SEC considers broker-dealers that acquired current notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

A broker-dealer that has bought current notes for market-making or other trading activities must comply with the prospectus delivery requirements of the Securities Act in order to resell any new notes it receives for its own account in the exchange offer. The SEC has taken the position that broker-dealers may use this prospectus to fulfill their prospectus delivery requirements with respect to the new notes. We have agreed in the registration rights agreement to send a prospectus to any broker-dealer that requests copies in the letter of transmittal accompanying the prospectus until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any current notes.

Unless you are required to do so because you are a broker-dealer, you may not use this prospectus for an offer to resell, resale or other retransfer of new notes. We are not making this exchange offer to, nor will we accept tenders for exchange from, holders of current notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of that jurisdiction.

Holders of notes do not have appraisal or dissenters’ rights under state law or under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of Regulation 14E under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Expiration Date

The exchange offer will expire at 11:59 p.m. New York City time on [            ], 2013, unless, in our sole discretion, we extend the expiration date. If we so extend the expiration date, the term “expiration date” shall mean the latest date and time to which we extend the exchange offer.

Extensions, Delays in Acceptance, Termination or Amendment

We reserve the right, in our sole discretion to:

•	delay accepting for exchange any current notes,

•	extend the exchange offer,

•	terminate the exchange offer, or

•	amend the terms of the exchange offer in any way we determine.

We will give oral or written notice of any delay, extension or termination to the exchange agent. In addition, we will give, as promptly as practicable, oral or written notice regarding any delay in acceptance, extension or termination of the offer to the registered holders of current notes. If we amend the exchange offer in a manner that we determine to constitute a material change, or if we waive a material condition, we will promptly disclose the amendment or waiver in a manner reasonably calculated to inform the holders of current notes of the amendment or waiver, and extend the offer if required by law.

We intend to make public announcements of any delay in acceptance, extension, termination, amendment or waiver regarding the exchange offer prior to 9 a.m., Denver time, on the next business day after the previously scheduled expiration date.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or to exchange new notes for, any current notes, and we may terminate the exchange offer as provided in this prospectus at or before the expiration date, if:

•	any law, statute, rule or regulation shall have been proposed, adopted or enacted, or interpreted in a manner, which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•	any action or proceeding is instituted or threatened in any court or by or before the SEC or any other governmental agency with respect to the exchange offer which, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•	we have not obtained any governmental approval which we, in our reasonable judgment, consider necessary for the completion of the exchange offer as contemplated by this prospectus;

•	any change, or any condition, event or development involving a prospective change, shall have occurred or be threatened in the general economic, financial, currency exchange or market conditions in the United States or elsewhere that, in our reasonable judgment, would impair our ability to proceed with the exchange offer;

•	any other change or development shall have occurred, including a prospective change or development, that, in our reasonable judgment, has or may have a material adverse effect on us, the market price of the new notes or the current notes or the value of the exchange offer to us; or

•	there shall have occurred (i) any suspension or limitation of trading in securities generally on the NASDAQ Global Market or the over-the-counter market; (ii) a declaration of a banking moratorium by United States federal or New York authorities; or (iii) a commencement or escalation of a war or armed hostilities involving or relating to a country where we do business or other international or national emergency or crisis directly or indirectly involving the United States.

The conditions listed above are for our sole benefit and we may assert them regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our sole discretion in whole or in part at any time and from time to time. A failure on our part to exercise any of the above rights shall not constitute a waiver of that right, and that right shall be considered an ongoing right which we may assert at any time and from time to time.

If we determine in our reasonable judgment that any of the events listed above has occurred, we may, subject to applicable law:

•	refuse to accept any current notes and return all tendered current notes to the tendering holders and terminate the exchange offer;

•	extend the exchange offer and retain all current notes tendered before the expiration of the exchange offer, subject, however, to the rights of holders to withdraw these current notes; or

•	waive unsatisfied conditions relating to the exchange offer and accept all properly tendered current notes which have not been withdrawn. If this waiver constitutes a material change to the exchange offer, we will disclose this change by means of a prospectus supplement that will be distributed to the registered holders of the current notes. If the exchange offer would otherwise expire, we will extend the exchange offer for five to ten business days, depending on how significant the waiver is and the manner of disclosure to registered holders.

Any determination by us concerning the above events will be final and binding.

In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for any current notes that remain outstanding subsequent to the expiration date; and

•	purchase current notes in the open market, in privately negotiated transactions or otherwise.

The terms of any such purchases or offers may differ from the terms of the exchange offer.

Procedures for Tendering

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Because all of the current notes are held in book-entry accounts maintained by the exchange agent at DTC, the Euroclear System or Clearstream, Luxembourg, a holder need not submit a letter of transmittal. However, all holders who exchange their current notes for new notes in accordance with the procedures outlined below will be deemed to have acknowledged receipt of, and agreed to be bound by, and to have made all of the representations and warranties contained in the letter of transmittal.

To tender in the exchange offer, a holder must comply with the following procedures, as applicable:

•	Holders of current notes through DTC: If you wish to exchange your current notes and either you or your registered holder hold your current notes in book-entry form directly through DTC, you must submit an instruction and follow the procedures for book-entry transfer as provided under “—Book-Entry Transfer.”

•	Holders of current notes through Euroclear or Clearstream, Luxembourg: If you wish to exchange your current notes and either you or your registered holder hold your current notes in book-entry form directly through Euroclear or Clearstream, Luxembourg, you should be aware that pursuant to their internal guidelines, Euroclear and Clearstream, Luxembourg will automatically exchange your current notes for new notes. If you do not wish to participate in the exchange offer, you must instruct Euroclear or Clearstream, Luxembourg, as the case may be, to “Take No Action”; otherwise your current notes will automatically be tendered in the exchange offer, and you will be deemed to have agreed to be bound by the terms of the letter of transmittal.

Only a registered holder of record of current notes may tender current notes in the exchange offer. If you are a beneficial owner of current notes which are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender current notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your current notes, either make appropriate arrangements to register ownership of the current notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. If a holder tenders less than all of the current notes held by the holder, the tendering holder should so indicate. The amount of current notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

The method of delivery of current notes, the letter of transmittal and all other required documents or transmission of an agent’s message, as described under “—Book-Entry Transfer,” to the exchange agent is at the election and risk of the holder. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or current notes to us. Delivery of documents to DTC, Euroclear or Clearstream, Luxembourg in accordance with their respective procedures will not constitute delivery to the exchange agent.

The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date. If the applicable letter of transmittal is signed by the record holder(s) of the current notes tendered, the signature must correspond with the name(s) written on the face of the outstanding note without alteration, enlargement or any change whatsoever. If a letter of transmittal is signed by a participant in DTC or Euroclear or Clearstream, Luxembourg, as applicable, the signature must correspond with the name as it appears on the security position listing as the holder of the current notes.

A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or “an eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the current notes tendered pursuant thereto are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.

If a letter of transmittal is signed by a person other than the registered holder of any current notes, the current notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the current notes and an eligible institution must guarantee the signature on the bond power.

If a letter of transmittal or any current notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered outstanding notes. Our determination will be final and binding. We reserve the absolute right to reject any outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of outstanding notes will not be deemed made until those defects or irregularities have been cured or waived.

Outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

In addition, we reserve the right in our sole discretion to (a) purchase or make offers for any outstanding notes that remain outstanding subsequent to the expiration date, and (b) to the extent permitted by applicable law, purchase outstanding notes in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers may differ from the terms of the exchange offer.

Book-Entry Transfer

We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the current notes at DTC for the purpose of facilitating the exchange offer. Any financial institution that is a participant in DTC’s system may make book-entry delivery of current notes by causing DTC to transfer such current notes into the exchange agent’s DTC account in accordance with DTC’s electronic Automated Tender Offer Program procedures for such transfer. The exchange of new notes for tendered current notes will only be made after timely:

•	confirmation of book-entry transfer of the current notes into the exchange agent’s account; and

•	receipt by the exchange agent of an “agent’s message” and all other required documents specified in the letter of transmittal.

The confirmation, agent’s message and any other required documents must be received at the exchange agent’s address listed below under “—Exchange Agent” on or before 11:59 p.m., New York City time, on the expiration date of the exchange offer.

As indicated above, delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.

The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that DTC has received an express acknowledgment from a participant in DTC tendering current notes stating:

•	the aggregate principal amount of current notes which have been tendered by the participant;

•	that such participant has received an appropriate letter of transmittal and agrees to be bound by the terms of the letter of transmittal and the terms of the exchange offer; and

•	that we may enforce such agreement against the participant.

Delivery of an agent’s message will also constitute an acknowledgment from the tendering DTC participant that the representations contained in the letter of transmittal and described below under “Representations on Tendering Current Notes” are true and correct.

Guaranteed Delivery

If you wish to tender your current notes and time will not permit you to make proper delivery by the DTC’s Automated Tender Offer Program (“ATOP”) prior to the expiration date of the exchange offer, you may nevertheless tender if an eligible institution indicates in the ATOP system that you would like to use guaranteed delivery, and the exchange agent accepts the guaranteed delivery. You may then deliver your outstanding notes through ATOP within three Nasdaq Global Market trading days after the expiration date of the exchange offer. You may not tender by guaranteed delivery by using a letter of transmittal.

Representations on Tendering Current Notes

To exchange your current notes for transferable new notes in the exchange offer, you will be required to represent to the effect that you:

•	are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act (or if you are such an “affiliate”, you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable);

•	are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;

•	acquired the new notes issued in the exchange offer in the ordinary course of your business;

•	are not a broker-dealer that acquired the current notes from us or in market-making transactions or other trading activities; and

•	are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

If you are a broker-dealer and you will receive new notes for your own account in exchange for current notes that were acquired as a result of market-making activities or other trading activities, you will be required to acknowledge in the letter of transmittal that you will comply with the prospectus delivery requirements of the Securities Act in connection with any resale of the new notes. The letter of transmittal states that, by complying with their obligations, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See also “Plan of Distribution.”

Withdrawal of Tenders

Any holder will be entitled to withdraw its election, not later than the close of business on the last day of the exchange offer, by (a) sending to the exchange agent a facsimile transmission or letter setting forth the name of such holder, the principal amount of new notes delivered for exchange and a statement that such holder is withdrawing its election to have such current notes exchanged or (b) effecting such withdrawal in compliance with the applicable procedures of the DTC.

For a withdrawal to be effective for DTC participants, holders must comply with their respective standard operating procedures for electronic tenders and the exchange agent must receive an electronic notice of withdrawal from DTC.

Any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn current notes and otherwise comply with the procedures of DTC. We will determine in our sole discretion all questions as to the validity, form and eligibility, including time of receipt, for such withdrawal notices, and our determination shall be final and binding on all parties. Any current notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to them unless the current notes so withdrawn are validly re-tendered. Any current notes which have been tendered but which are withdrawn or not accepted for exchange will be returned to the holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn current notes may be re-tendered by following the procedures described above under “—Procedures for Tendering” at any time prior to the expiration date.

Exchange Agent

U.S. Bank National Association has been appointed as the exchange agent for the exchange offer. U.S. Bank National Association also acts as trustee under the indenture governing the notes. You should direct all executed letters of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal, and requests for notices of guaranteed delivery to the exchange agent addressed as follows:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS2N

St. Paul, MN 55107

Attn: Specialized Finance

Fax: 651-495-8158

Phone: 800-934-6802

If you deliver the letter of transmittal to the Company or to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

We will bear the expenses of soliciting tenders with respect to the exchange offer. The principal solicitation is being made by mail; however, we may make additional solicitation by telephone or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out of pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	SEC registration fees;

•	fees and expenses of the exchange agent and trustee;

•	accounting and legal fees and printing costs; and

•	related fees and expenses.

Transfer Taxes

Holders who tender their current notes for exchange will not be obligated to pay any transfer taxes. If, however, a transfer tax is imposed for any reason other than the exchange of current notes in connection with the exchange offer, then the tendering holder must pay the amount of any transfer taxes due, whether imposed on the registered holder or any other persons. If the tendering holder does not submit satisfactory evidence of payment of these taxes or exemption from them with the letter of transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the current notes. This carrying value is the aggregate principal amount of the current notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Consequences of Failure to Properly Tender Current Notes in the Exchange

We will issue the new notes in exchange for current notes under the exchange offer only after timely confirmation of book-entry transfer of the current notes into the exchange agent’s account and timely receipt by the exchange agent of an agent’s message and all other required documents specified in the letter of transmittal. Therefore, holders of the current notes desiring to tender current notes in exchange for new notes should allow sufficient time to ensure timely delivery. We are under no duty to give notification of defects or irregularities of tenders of current notes for exchange or waive any such defects or irregularities. Current notes that are not tendered or that are tendered but not accepted by us will, following completion of the exchange offer, continue to be subject to the existing restrictions upon transfer under the Securities Act.

Participation in the exchange offer is voluntary. In the event the exchange offer is completed, we will generally not be required to register the remaining current notes. Remaining current notes will continue to be subject to the following restrictions on transfer:

•	holders may resell current notes only if an exemption from registration is available or, outside the United States, to non-U.S. persons in accordance with the requirements of Regulation S under the Securities Act; and

•	the remaining current notes will bear a legend restricting transfer in the absence of registration or an exemption.

To the extent that current notes are tendered and accepted in connection with the exchange offer, any trading market for remaining current notes could be adversely affected.

Neither we nor our board of directors make any recommendation to holders of current notes as to whether to tender or refrain from tendering all or any portion of their current notes pursuant to the exchange offer. Moreover, no one has been authorized to make any such recommendation. Holders of current notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of current notes to tender, after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.

DESCRIPTION OF THE NEW NOTES

We issued the current notes, and will issue the new notes, under an indenture (the “indenture”), between us and U.S. Bank National Association, as trustee (the “trustee”). The current notes were issued in a private transaction that was not subject to the registration requirements of the Securities Act. The indenture is governed by the Trust Indenture Act of 1939 (the “Trust Indenture Act”). The terms of the notes will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act. For purposes of this description, unless the context otherwise requires, references to the “notes” includes the new notes, the current notes, and any additional notes (as described below). This description of the new notes is qualified by the indenture which is filed as an exhibit to the registration statement of which this prospectus is part.

You can find the definitions of terms used in this description of notes below under the caption “—Definitions.” Capitalized terms used in this description, but not defined below under the caption “—Definitions” have the meanings assigned to them in the indenture. In this description, the words “PDC,” “we,” “us,” and “our” refer only to PDC Energy, Inc., and not to any of its Subsidiaries or Affiliates.

Brief Description of the Notes and the Subsidiary Guarantees

The Notes

The current notes are and the new notes will be:

•	general unsecured, senior obligations of PDC;

•	senior in right of payment to all existing and future subordinated indebtedness of PDC;

•	pari passu in right of payment with any existing and future senior indebtedness of PDC;

•	effectively junior in right of payment to PDC’s existing and future secured indebtedness, including indebtedness under the Senior Credit Agreement, to the extent of the assets of the PDC’s constituting collateral securing that indebtedness; and

•	unconditionally guaranteed by future Subsidiary Guarantors on a senior unsecured basis.

The Subsidiary Guarantees

Initially, the notes will not be guaranteed by any of our subsidiaries. However, in the future, each of our Domestic Restricted Subsidiaries will be required to guarantee the notes if, on any date after the Issue Date, such Subsidiary both:

•	Guarantees (or otherwise becomes liable for) Obligations under the Senior Credit Agreement; and

•	constitutes a Material Subsidiary.

Additional Subsidiaries will be required to become Subsidiary Guarantors under the circumstances described below under “—Covenants—Subsidiary Guarantees.” Each Subsidiary Guarantee will:

•	be a general unsecured, senior obligation of the applicable Subsidiary Guarantor;

•	rank senior in right of payment to all existing and future subordinated indebtedness of such Subsidiary Guarantor;

•	rank pari passu in right of payment with any existing and future senior indebtedness of such Subsidiary Guarantor; and

•	rank effectively junior to all existing and future secured indebtedness of such Subsidiary Guarantor (including any Indebtedness under the Senior Credit Agreement), to the extent of the assets of such Subsidiary Guarantor constituting collateral securing that indebtedness.

For purposes of preparing our consolidated financial statements in accordance with GAAP, PDC Mountaineer, LLC and our drilling partnerships are not considered subsidiaries. These entities are not considered “Subsidiaries” as defined in the indenture governing the notes.

As of the Issue Date, all of our Subsidiaries will be “Restricted Subsidiaries.” However, under the circumstances described below under the caption “—Covenants—Designation of Restricted and Unrestricted Subsidiaries,” we will be permitted to designate Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indenture, and will not guarantee the notes.

Principal, Maturity and Interest

We issued current notes with an initial aggregate principal amount of $500 million. We may issue additional notes (“Additional Notes”) under the indenture from time to time. Any issuance of Additional Notes is subject to all of the covenants in the indenture, including the covenant described below under the caption “—Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The current notes, together with any Additional Notes and exchange notes subsequently issued under the indenture, will be treated as a single class for all purposes under the indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. We may also issue other debt securities under the indenture. If issued, such other debt securities will not vote together with the notes on any matter. The notes will mature on October 15, 2022, and will be issued in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Interest on the notes will accrue at the rate of 7.750% per annum and will be payable semiannually in arrears on April 15 and October 15, beginning on April 15, 2013. Additional interest may accrue on the current notes as liquidated damages in certain circumstances described below under “—Registration Rights; Liquidated Damages,” and all references to “interest” in this description include any additional interest that may be payable on the notes. Interest on overdue principal, premium, if any, and interest will accrue at the applicable interest rate on the notes. PDC will make each interest payment to the holders of record of the notes on the immediately preceding April 1 and October 1. Interest on the notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

Methods of Receiving Payment on the Notes

If a holder of notes has given wire transfer instructions to PDC, PDC will pay all principal, interest and premium, if any, on that holder’s notes in accordance with those instructions. All other payments on the notes will be made at the office or agency of the paying agent and registrar in New York, New York, unless we elect to make interest payments by check mailed to the noteholders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee will initially act as paying agent and registrar for the notes. PDC may change the paying agent or registrar without prior notice to the holders of the notes, and PDC or any of the Restricted Subsidiaries may act as paying agent or registrar.

Transfer and Notice

A holder may transfer or exchange notes in accordance with the indenture, including the procedures described under “Transfer Restrictions.” The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of the notes, and PDC may require a holder to pay any taxes and fees required by law or permitted by the indenture. PDC will not be required to transfer or exchange any note (or portion of a note) selected for redemption. Also, PDC will not be required to transfer or exchange any note for a period of 15 days before a selection of notes to be redeemed.

Subsidiary Guarantees of the Notes

On the Issue Date, the current notes were not guaranteed by any of our Subsidiaries as none of our Domestic Restricted Subsidiaries are Material Subsidiaries. In the future, our Subsidiaries may be required to become Subsidiary Guarantors as described under “—Covenants—Subsidiary Guarantees.” The Subsidiary Guarantees will be joint and several obligations of the Subsidiary Guarantors and limited to the maximum amount the Guarantors are permitted to guarantee under applicable law without creating a fraudulent conveyance. See “Risk Factors—Risks Related to the Notes—U.S. Federal and State Fraudulent Transfer Laws May Permit a Court to Void, Subordinate or Limit the Notes, and the Guarantees, and, if that Occurs, You May Not Receive any Payments on the Notes or May Be Required to Return Payments Received on the Notes.”

A Subsidiary Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into (regardless of whether such Subsidiary Guarantor is the surviving Person), another Person, other than PDC or another Subsidiary Guarantor, unless:

(1)	immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2)	either:

(a)	(i) such Subsidiary Guarantor is the surviving Person or (ii) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than such Subsidiary Guarantor) assumes all the obligations of such Subsidiary Guarantor under the indenture (including its Subsidiary Guarantee) pursuant to a supplemental indenture satisfactory to the trustee; or

(b)	such transaction does not violate the provisions of the indenture described under the caption “—Repurchase at the Option of Holders—Asset Sales.”

The Subsidiary Guarantee of a Subsidiary Guarantor will be released as set forth under the caption “—Covenants—Subsidiary Guarantees,” and will also be released immediately:

(1)	upon any sale or other disposition of all or substantially all of the properties or assets of such Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) PDC or a Restricted Subsidiary, if the sale or other disposition does not violate the provisions of the indenture described below under the caption “—Repurchase at the Option of Holders—Asset Sales;”

(2)	upon any sale or other disposition of the Capital Stock of such Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) PDC or a Restricted Subsidiary, if the sale or other disposition does not violate the provisions of the indenture described under “—Repurchase at the Option of Holders—Asset Sales” and such Subsidiary Guarantor no longer qualifies as a Subsidiary of PDC as a result of such disposition;

(3)	upon designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in accordance with the provisions of the indenture described below under the caption “—Covenants—Designation of Restricted and Unrestricted Subsidiaries;”

(4)	upon legal defeasance, covenant defeasance or satisfaction and discharge of the indenture as provided pursuant to the defeasance or satisfaction and discharge provisions of the indenture as described below under the captions “—Legal Defeasance and Covenant Defeasance” and “—Satisfaction and Discharge;” or

(5)	upon the liquidation or dissolution of such Subsidiary Guarantor, provided no Default or Event of Default occurs as a result thereof or has occurred or is continuing.

Optional Redemption

Except as described below in this section or in the last paragraph of “—Repurchase at the Option of Holders—Change of Control”, the notes are not redeemable until October 15, 2017. On and after October 15, 2017, PDC may redeem all or a part of the notes, from time to time, at the following redemption prices (expressed as a percentage of principal amount) plus accrued and unpaid interest, if any, on the notes redeemed to the applicable redemption date (subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on October 15 of the years indicated below:

Years	Redemption Price
2017	103.875%
2018	102.583%
2019	101.292%
2020 and thereafter	100.000%

At any time or from time to time prior to October 15, 2017, PDC may also redeem all or a part of the notes, at a redemption price equal to the Make-Whole Price, subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

“Make-Whole Price” with respect to any notes to be redeemed, means an amount equal to the greater of:

(1)	100% of the principal amount of such notes; and

(2)	the sum of the present values of (a) the redemption price of such notes at October 15, 2017 (as set forth above) and (b) the remaining scheduled payments of interest from the redemption date to October 15, 2017 (not including any portion of such payments of interest accrued as of the redemption date) discounted back to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) plus 50 basis points;

plus, in the case of both (1) and (2), accrued and unpaid interest on such notes, if any, to the redemption date.

“Comparable Treasury Issue” means, with respect to notes to be redeemed, the U.S. Treasury security selected by an Independent Investment Banker as having a maturity most nearly equal to the period from the redemption date to October 15, 2017, that would be utilized at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity; provided that if such period is less than one year, then the U.S. Treasury security having a maturity of one year shall be used.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations.

“Independent Investment Banker” means J.P. Morgan Securities LLC and its successors, or, if such firm is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by PDC.

“Reference Treasury Dealer” means each of J.P. Morgan Securities LLC and its successors and three additional primary Government Securities dealers in New York City (each a “Primary Treasury Dealer”) selected by PDC, and their respective successors; provided, however, that if any such firm or any such successor, as the case may be, shall cease to be a primary Government Securities dealer in New York City, PDC shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 11:59 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(159)” or any successor publication that is published weekly by the Board of Governors of the Federal Reserve System and that establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the stated maturity, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined, and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

The notice of redemption with respect to the foregoing redemption need not set forth the Make-Whole Price but only the manner of calculation thereof. PDC will notify the trustee of the Make-Whole Price with respect to any redemption promptly after the calculation, and the trustee shall not be responsible for such calculation.

In addition, prior to October 15, 2015, PDC may on any one or more occasions redeem up to 35% of the principal amount of the notes with all or a portion of the net cash proceeds of one or more Equity Offerings at a redemption price equal to 107.750% of the principal amount thereof, plus accrued and unpaid interest, if any, on the notes redeemed to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided that at least 65% of the aggregate principal amount of the notes issued on the Issue Date (excluding notes held by PDC and its Subsidiaries) remains outstanding after each such redemption; and the redemption occurs within 180 days after the closing of such Equity Offering.

Notice of any redemption upon an Equity Offering may be given prior to the completion of the related Equity Offering, and any such redemption or notice may at PDC’s discretion, be subject to one or more conditions precedent, including, but not limited to completion of the related Equity Offering.

Unless PDC defaults in the payment of the redemption price, interest, if any, will cease to accrue on the notes or portions thereof called for redemption on the applicable redemption date.

Selection and Notice

If less than all of the notes are to be redeemed at any time, the trustee will select notes for redemption on a pro rata basis (or, in the case of notes in global form, the trustee will select notes for redemption based on DTC’s required method), unless otherwise required by law or applicable stock exchange requirements.

Notes redeemed in part must be redeemed only in amounts of $2,000 or whole multiples of $1,000 in excess thereof (subject to the procedures of DTC or any other depositary). Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the notes or a satisfaction and discharge of the indenture.

If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption, unless the redemption is subject to a condition precedent that is not satisfied or waived. On and after the redemption date, interest ceases to accrue on notes or portions of notes called for redemption, unless PDC defaults in making the redemption payment. Any redemption or notice of redemption may, at our discretion, be subject to one or more conditions precedent and, in the case of a redemption with the net cash proceeds of an Equity Offering, be given prior to the completion of the related Equity Offering.

Open Market Purchases; No Mandatory Redemption or Sinking Fund

We may at any time and from time to time purchase notes in the open market or otherwise. We are not required to make mandatory redemption or sinking fund payments with respect to the notes. However, under certain circumstances, we may be required to offer to purchase notes pursuant to the covenants described under the caption “—Repurchase at the Option of Holders.”

Repurchase at the Option of Holders

Change of control

If a Change of Control occurs, each holder of notes will have the right to require PDC to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess of $2,000) of that holder’s notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in the indenture. In the Change of Control Offer, PDC will offer a payment in cash (the “Change of Control Payment”) equal to not less than 101% of the aggregate principal amount of notes repurchased plus accrued and unpaid interest, if any, on the notes repurchased to the date of purchase (the “Change of Control Payment Date”), subject to the rights of holders of notes on the relevant record date to receive interest due on the relevant interest payment date.

Within 30 days following any Change of Control, or, at PDC’s option, prior to such Change of Control but after it is publicly announced, PDC will mail a notice to each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed or such later date as is necessary to comply with requirements under the Exchange Act, pursuant to the procedures required by the indenture and described in such notice. PDC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the indenture, PDC will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the indenture by virtue of such compliance.

On the Change of Control Payment Date, PDC will, to the extent lawful:

(1)	accept for payment all notes or portions of notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions of notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of notes or portions of notes being purchased by PDC.

The paying agent will promptly mail or wire transfer to each holder of notes properly tendered the Change of Control Payment for such notes (or, if all the notes are then in global form, make such payment through the facilities of DTC), and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered, if any; provided that each such new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date unless PDC defaults in making the Change of Control Payment. PDC will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The provisions described herein that require PDC to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the indenture are applicable. Except as described above with respect to a Change of Control, the indenture will not contain provisions that permit the holders of the notes to require that PDC repurchase or redeem the notes in the event of a takeover, recapitalization or similar transaction.

PDC will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the Change of Control Offer in the manner, at the price, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by PDC and purchases all notes properly tendered and not withdrawn under the Change of Control Offer, or (2) PDC has given notice of redemption pursuant to the indenture as described above under the caption “—Optional redemption,” unless and until there is a Default in payment of the applicable redemption price.

A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer. Notes repurchased by PDC pursuant to a Change of Control Offer will have the status of notes issued but not outstanding or will be retired and cancelled, at PDC’s option. Notes purchased by a third party pursuant to the preceding paragraph will have the status of notes issued and outstanding.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of PDC and its Restricted Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under New York law, which is the governing law of the indenture. Accordingly, the ability of a holder of notes to require PDC to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the properties or assets of PDC and its Restricted Subsidiaries taken as a whole to another Person or group may be uncertain.

In the event that holders of at least 90% of the aggregate principal amount of the outstanding notes accept a Change of Control Offer and PDC (or any third party making such Change of Control Offer, in lieu of PDC, as described above) purchases all of the notes held by such holders, PDC will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following a Change of Control Payment Date, to redeem all, but not less than all, of the notes that remain outstanding at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest, if any, on the notes that remain outstanding, to the date of redemption (subject to the right of holders on the relevant record date to receive interest due on the relevant interest payment date).

Asset Sales

PDC will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	PDC (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2)	(x) at least 75% of the consideration received in respect of such Asset Sale by PDC or such Restricted Subsidiary is in the form of cash or Cash Equivalents or (y) the Fair Market Value of all forms of consideration other than cash and Cash Equivalents received for all Asset Sales since the Issue Date does not exceed in the aggregate 10% of the Adjusted Consolidated Net Tangible Assets of PDC at the time each determination is made. For purposes of this provision, each of the following will be deemed to be cash:

(a)	any liabilities, as shown on PDC’s most recent consolidated balance sheet, of PDC or any Restricted Subsidiary (other than contingent liabilities, Subordinated Debt and any obligations in respect of preferred stock) that are assumed by the transferee of any such assets or Equity Interests pursuant to (1) a customary novation agreement (or other legal documentation with the same effect) that includes a full release of PDC or such Restricted Subsidiary from any and all liability therefor or (2) an assignment agreement that includes, in lieu of such release, the agreement of the transferee or its parent company to indemnify and hold harmless PDC or such Restricted Subsidiary from and against any loss, liability or other cost in respect of such assumed liability;

(b)	Liquid Securities; and

(c)	Additional Assets.

Notwithstanding the foregoing, the 75% limitation referred to above shall be deemed satisfied with respect to any Asset Sale in which the cash or Cash Equivalents portion of the consideration received therefrom, determined in accordance with the foregoing provision on an after-tax basis, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 75% limitation.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale or, if PDC has entered into a binding commitment or commitments with respect to any of the actions described in clauses (2) or (3) below, within the later of (x) 365 days after the receipt of any Net Proceeds from an Asset Sale or (y) 180 days after the entering into of such commitment or commitments, PDC (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)	to permanently repay or purchase Senior Debt;

(2)	to invest in Additional Assets; or

(3)	to make capital expenditures in respect of a Related Business of PDC or any of its Restricted Subsidiaries.

However, pending application or investment of such Net Proceeds as provided in clauses (1) through (3), such Net Proceeds may be applied to temporarily reduce revolving credit Indebtedness. An amount equal to any Net Proceeds from Asset Sales that are not applied or invested as provided in clauses (1) through (3) above will constitute “Excess Proceeds.”

Within ten Business Days after the aggregate amount of Excess Proceeds exceeds $30 million, PDC will make an offer (an “Asset Sale Offer”) to all holders of notes and all holders of other Indebtedness that is pari passu with the notes containing provisions similar to those set forth in the indenture with respect to offers to purchase or redeem with the proceeds of sales of assets, to purchase the maximum principal amount of notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, PDC or any Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by the indenture. If the aggregate principal amount of notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, PDC will use the Excess Proceeds to purchase the notes and such other pari passu Indebtedness on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Notwithstanding the foregoing, the sale, conveyance or other disposition of all or substantially all of the properties or assets of PDC and its Restricted Subsidiaries, taken as a whole, will be governed by the provisions of the indenture described under the caption “—Repurchase at the option of holders—Change of control” and/or the provisions described under the caption “—Covenants—Merger, consolidation or sale of substantially all assets” and not by the provisions of the Asset Sales covenant.

PDC will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent those laws and regulations are applicable in connection with each repurchase of notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the indenture, or compliance with the Asset Sales provisions of the indenture would constitute a violation of any such laws or regulations, PDC will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sales provisions of the indenture by virtue of such compliance.

The Senior Credit Agreement contains, and future debt agreements may contain, prohibitions of certain events, including events that would constitute a Change of Control or an Asset Sale and including repurchases of or other prepayments in respect of the notes. The exercise by the holders of notes of their right to require PDC to repurchase the notes upon a Change of Control or an Asset Sale could cause a default under these other agreements, even if the Change of Control or Asset Sale itself does not, due to the financial effect of such repurchases on PDC or otherwise. In the event a Change of Control or Asset Sale occurs at a time when PDC is prohibited from purchasing notes, PDC could seek the consent of the applicable lenders to the purchase of notes or could attempt to refinance the Indebtedness that contain such prohibitions. If PDC does not obtain a consent or repay that Indebtedness, PDC will remain prohibited from purchasing notes. In that case, PDC’s failure to purchase tendered notes would constitute an Event of Default under the indenture which could, in turn, constitute a default under other Indebtedness. Finally, PDC’s ability to pay cash to the holders of notes upon a repurchase may be limited by PDC’s then-existing financial resources. See “Risk factors—Risks related to the notes—We may not be able to repurchase the notes upon a change of control as required by the indenture governing the notes.”

Covenants

Restricted payments

PDC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)	declare or pay any dividend or make any other payment or distribution on account of PDC’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving PDC or any of its Restricted Subsidiaries) or to the direct or indirect holders of PDC’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of PDC and other than dividends or distributions payable to PDC or any Restricted Subsidiary);

(2)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, any such purchase, redemption, acquisition or retirement made in connection with any merger or consolidation involving PDC) any Equity Interests of PDC or any direct or indirect parent company of PDC;

(3)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Debt, except a payment of interest or principal at or within three Business Days prior to or after the Stated Maturity thereof (excluding (a) any intercompany Indebtedness between or among PDC and any of its Restricted Subsidiaries or (b) the purchase or other acquisition of Subordinated Debt acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase or other acquisition); or

(4)	make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

(2)	PDC would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “—Incurrence of indebtedness and issuance of preferred stock;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by PDC and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (7), (8), (9) and (12) of the next succeeding paragraph), is equal to or less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of PDC for the period (taken as one accounting period) from the beginning of the most recent fiscal quarter commencing before the Issue Date to the end of PDC’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)	100% of (A) (i) the aggregate net cash proceeds and (ii) the Fair Market Value of (x) marketable securities (other than marketable securities of PDC or an Affiliate of PDC), (y) Capital Stock of a Person (other than PDC or an Affiliate of PDC) engaged primarily in any Related Business and (z) other assets used or useful in any Related Business, in each case received by PDC since the Issue Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of PDC (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of PDC that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of PDC), (B) with respect to Indebtedness that is incurred on or after the Issue Date, the amount by which such Indebtedness of PDC or any of its Restricted Subsidiaries is reduced on PDC’s consolidated balance sheet upon the conversion or exchange after the Issue Date of any such Indebtedness into or for Equity Interests of PDC (other than Disqualified Stock), and (C) the aggregate net cash proceeds, if any, received by PDC or any of its Restricted Subsidiaries upon any conversion or exchange described in clause (A) or (B) above; plus

(c)	with respect to Restricted Investments made by PDC and its Restricted Subsidiaries after the Issue Date, an amount equal to the sum, without duplication, of (A) the net reduction in such Restricted Investments in any Person resulting from (i) repayments of loans or advances, or other transfers of assets, in each case to PDC or any Restricted Subsidiary, (ii) other repurchases, repayments or redemptions of such Restricted Investments, (iii) the sale of any such Restricted Investment to a purchaser other than PDC or a Subsidiary of PDC or (iv) the release of any Guarantee (except to the extent any amounts are paid under such Guarantee) that constituted a Restricted Investment plus (B) with respect to any Unrestricted Subsidiary designated as such after the Issue Date that is redesignated as a Restricted Subsidiary after the Issue Date, the Fair Market Value of PDC’s Investment in such Subsidiary held by PDC or any of its Restricted Subsidiaries at the time of such redesignation; plus

(d)	100% of any dividends received by PDC or a Restricted Subsidiary after the Issue Date from an Unrestricted Subsidiary, to the extent such dividends were not otherwise included in the Consolidated Net Income of PDC for such period.

The preceding provisions will not prohibit:

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the indenture;

(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds from the substantially concurrent sale (other than to a Subsidiary of PDC) of, Equity Interests of PDC (other than Disqualified Stock and other than Equity Interests issued or sold to an employee stock ownership plan, option plan or similar trust to the extent such sale to an employee stock ownership plan, option plan or similar trust is financed by loans from or Guaranteed by PDC or any of its Restricted Subsidiaries unless such loans have been repaid with cash on or prior to the date of determination) or from the substantially concurrent contribution of common equity capital to PDC; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph and clause (7) of this paragraph;

(3)	the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Debt (including the payment of any required premium and any fees and expenses incurred in connection with such purchase, redemption, defeasance or other acquisition or retirement) with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)	the purchase, redemption or other acquisition or retirement for value of any Equity Interests of PDC or any Restricted Subsidiary held by any of PDC’s or any of its Restricted Subsidiaries’ current or former directors or employees in connection with the exercise or vesting of any equity compensation (including, without limitation, stock options, restricted stock and phantom stock) in order to satisfy PDC’s or such Restricted Subsidiary’s tax withholding obligation with respect to such exercise or vesting;

(5)	purchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof;

(6)	payments to fund the purchase, redemption or other acquisition or retirement for value by PDC of fractional Equity Interests arising out of stock dividends, splits or combinations, business combinations or other transactions permitted by the indenture;

(7)	as long as no Default has occurred and is continuing or would be caused thereby, the purchase, redemption or other acquisition or retirement for value of any Equity Interests of PDC or any Restricted Subsidiary held by any of PDC’s (or any of its Restricted Subsidiaries’) current or former directors or employees; provided that the aggregate price paid for all such purchased, redeemed, acquired or retired Equity Interests may not exceed the sum of (a) $25 million plus (b) the aggregate amount of cash proceeds received by PDC from the sale of PDC’s Equity Interests (other than Disqualified Stock) to any such directors or employees that occurs after the Issue Date; provided that the amount of such cash proceeds utilized for any such purchase, redemption or other acquisition or retirement will be excluded from clause (3)(b) of the immediately preceding paragraph and clause (2) of this paragraph plus (c) the cash proceeds of key man life insurance policies received by PDC and its Restricted Subsidiaries after the Issue Date;

(8)	as long as no Default has occurred and is continuing or would be caused thereby, the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of PDC or any class or series of preferred stock of any Restricted Subsidiary issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described below under the caption “—Incurrence of indebtedness and issuance of preferred stock;”

(9)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary to the holders of Equity Interests (other than Disqualified Stock) of such Restricted Subsidiary; provided that such dividend or similar distribution is paid to all holders of such Equity Interests on a pro rata basis based on their respective holdings of such Equity Interests;

(10)	purchases of Subordinated Debt at a purchase price not greater than (a) 101% of the principal amount of such Subordinated Debt and accrued and unpaid interest thereon in the event of a Change of Control or (b) 100% of the principal amount of such Subordinated Debt and accrued and unpaid interest thereon in the event of an Asset Sale in connection with any change of control offer or asset sale offer required by the terms of such Subordinated Debt, but only if:

(i)	in the case of a Change of Control, PDC has first complied with and fully satisfied its obligations under the covenant described under “—Repurchase at the option of holders—Change of control;” or

(ii)	in the case of an Asset Sale, PDC has complied with and fully satisfied its obligations under the covenant described under “—Repurchase at the option of holders—Asset sales;”

(11)	payments or distributions to dissenting stockholders pursuant to applicable law in connection with a merger, consolidation or transfer of all or substantially all of the assets of PDC that complies with the provisions described under the caption “—Merger, consolidation or sale of substantially all assets;” and

(12)	other Restricted Payments in an aggregate amount at any time outstanding not to exceed $30 million. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value, on the date of such Restricted Payment, of the Restricted Investment proposed to be made or the asset(s) or securities proposed to be paid, transferred or issued by PDC or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The Fair Market Value of any cash Restricted Payment shall be its face amount, and the Fair Market Value of any non-cash Restricted Payment shall be determined in accordance with the definition of that term. For purposes of determining compliance with this covenant, in the event that a Restricted Payment meets the criteria of more than one of the exceptions described in (1) through (12) above or is entitled to be made pursuant to the first paragraph of this covenant, PDC shall, in its sole discretion, classify such Restricted Payment, or later classify, reclassify or re-divide all or a portion of such Restricted Payment, in any manner that complies with this covenant.

Incurrence of Indebtedness and Issuance of Preferred Stock

PDC will not, and will not permit any of its Restricted Subsidiaries to directly or indirectly create, incur, issue, assume, Guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur;” with “incurrence” having a correlative meaning) any Indebtedness (including Acquired Debt), and PDC will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any preferred stock; provided, however, that PDC may incur Indebtedness (including Acquired Debt) and issue Disqualified Stock, and Subsidiary Guarantors may incur Indebtedness (including Acquired Debt) and issue preferred stock, if the Fixed Charge Coverage Ratio for PDC’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued, as the case may be, would have been at least 2.0 to 1.0, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period. Notwithstanding the foregoing, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of any Disqualified Stock or preferred stock described below (collectively, “Permitted Debt”):

(1)	the incurrence by PDC and any Restricted Subsidiary of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of PDC and its Restricted Subsidiaries thereunder) not to exceed the greater of (i) $700 million and (ii) the sum of $125 million plus an amount equal to 30.0% of Adjusted Consolidated Net Tangible Assets of PDC, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom;

(2)	the incurrence by PDC and its Restricted Subsidiaries of Existing Indebtedness;

(3)	the incurrence by PDC of Indebtedness represented by the notes to be issued on the Issue Date and the exchange notes to be issued pursuant to the Registration Rights Agreement;

(4)	the incurrence by PDC or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation, improvement, deployment, refurbishment or modification of property, plant or equipment or furniture, fixtures and equipment, in each case, used in the business of PDC or any of its Restricted Subsidiaries, in an aggregate principal amount at any time outstanding, including all Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (4), not to exceed the greater of (a) $25 million and (b) 1.5% of Adjusted Consolidated Net Tangible Assets of PDC, determined as of the date of the incurrence of such Indebtedness;

(5)	the incurrence or issuance by PDC or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness (other than intercompany Indebtedness) or Disqualified Stock of PDC, or Indebtedness (other than intercompany Indebtedness) or preferred stock of any Restricted Subsidiary, in each case that was permitted by the indenture to be incurred or issued under the first paragraph of this covenant or clause (2), (3), (4), (10) or (15) of this paragraph or this clause (5);

(6)	the incurrence by PDC or any of its Restricted Subsidiaries of intercompany Indebtedness between or among PDC and any of its Restricted Subsidiaries; provided, however, that (a) if PDC or any Subsidiary Guarantor is the obligor on such Indebtedness and the payee is not PDC or a Subsidiary Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations then due with respect to the notes, in the case of PDC, or the Subsidiary Guarantee, in the case of a Subsidiary Guarantor; and (b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than PDC or a Restricted Subsidiary and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either PDC or a Restricted Subsidiary will be deemed, in each case, to constitute an incurrence of such Indebtedness by PDC or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of PDC’s Restricted Subsidiaries to PDC or to any of its Restricted Subsidiaries of any preferred stock; provided, however, that:

(a)	any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than PDC or a Restricted Subsidiary; and

(b)	any sale or other transfer of any such preferred stock to a Person that is not either PDC or a Restricted Subsidiary, will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence of obligations of PDC or a Restricted Subsidiary pursuant to Hedging Obligations;

(9)	the Guarantee by PDC or any of the Subsidiary Guarantors of Indebtedness of PDC or a Restricted Subsidiary that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated to or pari passu with the notes, then the Guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness Guaranteed;

(10)	the incurrence by PDC or any Restricted Subsidiary of Permitted Acquisition Indebtedness;

(11)	the incurrence by PDC or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)	the incurrence by PDC or any Restricted Subsidiary of Indebtedness consisting of the financing of insurance premiums in customary amounts consistent with the operations and business of PDC and its Restricted Subsidiaries;

(13)	the incurrence by PDC or any Restricted Subsidiary of Indebtedness constituting reimbursement obligations with respect to letters of credit; provided that, upon the drawing of such letters of credit, such obligations are reimbursed within 30 days following such drawing;

(14)	the incurrence by PDC or any of its Restricted Subsidiaries of Indebtedness in the form of Guarantees of Indebtedness of joint ventures; provided that the aggregate principal amount of the Obligations incurred pursuant to such Guarantees shall not exceed the greater of (a) $25 million and (b) 3.0% of Adjusted Consolidated Net Tangible Assets, determined as of the date of each incurrence of such Guarantee after giving pro forma effect to the application of proceeds of the Indebtedness being guaranteed; and

(15)	the incurrence by PDC or any of the Restricted Subsidiaries of Indebtedness in an aggregate principal amount that, when taken together with all other Indebtedness of PDC and its Restricted Subsidiaries outstanding on the date of such incurrence (other than Indebtedness permitted by clauses (1) through (14) above or the first paragraph of this covenant) and any Permitted Refinancing Indebtedness incurred to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value any Indebtedness incurred pursuant to this clause (15) does not exceed the greater of (a) 2.5% of Adjusted Consolidated Net Tangible Assets of PDC, determined as of the date of the incurrence of such Indebtedness after giving pro forma effect to such incurrence and the application of the proceeds therefrom and (b) $40 million.

PDC will not incur, and will not permit any Subsidiary Guarantor to incur, any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of PDC or such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the notes and the applicable Subsidiary Guarantee, on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of PDC solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “—Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, (a) in the event that an item of proposed Indebtedness, Disqualified Stock or preferred stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of the second paragraph of this covenant, or is entitled to be incurred or issued pursuant to the first paragraph of this covenant, PDC will be permitted to divide and classify such item on the date of its incurrence or issuance, or later divide and reclassify all or a portion of such item, in any manner that complies with this covenant and (b) all Indebtedness outstanding on the Issue Date (after giving effect to the use of proceeds from the offering of the notes) under the Senior Credit Agreement shall be deemed Incurred on the Issue Date under clause (1) of the second paragraph of this covenant. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or preferred stock in the form of additional Disqualified Stock or preferred stock of the same class will be deemed not to be an incurrence of Indebtedness or an issuance of Disqualified Stock or preferred stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of PDC as accrued.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that PDC or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Permitted Refinancing Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

Limitation on Liens

PDC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur or permit to exist any Lien (the “Initial Lien”), other than Permitted Liens, upon any of its property or assets (including Capital Stock and Indebtedness of any Subsidiaries of PDC and including any income or profits from such property or assets), whether owned on the Issue Date or thereafter acquired, which Lien secures any Subordinated Debt or other Indebtedness, unless:

(1)	in the case of Liens securing Subordinated Debt of PDC or a Subsidiary Guarantor, the notes or Subsidiary Guarantee, as applicable, are secured by a Lien on such property or assets on a senior basis to the Subordinated Debt so secured with the same priority as the notes or such Subsidiary Guarantee, as applicable, has to such Subordinated Debt until such time as such Subordinated Debt is no longer so secured by a Lien; and

(2)	in the case of Liens securing other Indebtedness of PDC or a Subsidiary Guarantor, the notes or Subsidiary Guarantees, as applicable, are secured by a Lien on such property or assets on an equal and ratable basis with the other Indebtedness so secured until such time as such other Indebtedness is no longer so secured by a Lien.

Any Lien securing the notes or Subsidiary Guarantees created pursuant to the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the unconditional release and discharge of the Initial Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

PDC will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(a)	pay dividends or make any other distributions on its Capital Stock to PDC or any of its Restricted Subsidiaries, or pay any Indebtedness owed to PDC or any of its Restricted Subsidiaries;

(b)	make loans or advances to PDC or any of its Restricted Subsidiaries; or

(c)	sell, lease or transfer any of its properties or assets to PDC or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under, by reason of or with respect to:

(1)	the Senior Credit Agreement, any Existing Indebtedness, Capital Stock or any other agreements or instruments, in each case in effect on the Issue Date and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings thereof; provided that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and the Chief Financial Officer of PDC, no more restrictive, taken as a whole, than those contained in the applicable agreements or instruments as in effect on the Issue Date;

(2)	the indenture, the notes and the Subsidiary Guarantees;

(3)	applicable law, rule, regulation, order, approval, permit or similar restriction;

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by PDC or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired and any amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancing thereof; provided, that the encumbrances and restrictions in any such amendments, restatements, modifications, renewals, extensions, supplements, increases, refundings, replacements or refinancings are, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of PDC, no more restrictive, taken as a whole, than those in effect on the date of the acquisition; provided, further, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(5)	customary non-assignment provisions in contracts, leases and licenses (including, without limitation, licenses of intellectual property) entered into in the ordinary course of business;

(6)	any agreement for the sale or other disposition of the Equity Interests in, or all or substantially all of the properties or assets of, a Restricted Subsidiary, that restricts distributions by the applicable Restricted Subsidiary pending the sale or other disposition;

(7)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(8)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “—Limitation on liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(9)	the issuance of preferred stock by a Restricted Subsidiary or the payment of dividends thereon in accordance with the terms thereof; provided that issuance of such preferred stock is permitted pursuant to the covenant described under the caption “—Incurrence of indebtedness and issuance of preferred stock” and the terms of such preferred stock do not expressly restrict the ability of a Restricted Subsidiary to pay dividends or make any other distributions on its Capital Stock (other than requirements to pay dividends or liquidation preferences on such preferred stock prior to paying any dividends or making any other distributions on such other Capital Stock);

(10)	other Indebtedness of PDC or any of its Restricted Subsidiaries permitted to be incurred pursuant to an agreement entered into subsequent to the Issue Date in accordance with the covenant described under the caption “—Incurrence of indebtedness and issuance of preferred stock;” provided that the provisions relating to such encumbrance or restriction contained in such Indebtedness are not materially less favorable to PDC and its Restricted Subsidiaries, taken as a whole, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of PDC, than the provisions contained in the Senior Credit Agreement as in effect on the Issue Date;

(11)	Indebtedness incurred or Capital Stock issued by any Restricted Subsidiary, provided that the restrictions contained in the agreements or instruments governing such Indebtedness or Capital Stock (a) apply only in the event of a payment default or a default with respect to a financial covenant in such agreement or instrument or (b) will not materially affect PDC’s ability to pay all principal, interest and premium, if any, on the notes, in the reasonable good faith judgment of the Chief Executive Officer and Chief Financial Officer of PDC;

(12)	customary provisions restricting subletting or assignment of any lease governing a leasehold interest;

(13)	Hedging Obligations permitted from time to time under the indenture;

(14)	restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(15)	with respect only to encumbrances or restrictions of the type referred to in clause (c) of the immediately preceding paragraph:

(a)	customary non-assignment provisions (including provisions forbidding subletting) in leases governing leasehold interests or Farm-In Agreements or Farm-Out Agreements relating to leasehold interests in oil and gas properties to the extent such provisions restrict the transfer of the lease, the property leased thereunder or the other interests therein;

(b)	provisions limiting the disposition or distribution of assets or property in, or transfer of Capital Stock of, joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into (i) in the ordinary course of business, or (ii) with the approval of PDC’s Board of Directors, which limitations are applicable only to the assets, property or Capital Stock that are the subject of such agreements; and

(c)	Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments to the extent such encumbrance or restriction restricts the transfer of the property (including Capital Stock) subject to such Capital Lease Obligations, security agreements, mortgages, purchase money agreements or similar instruments.

Transactions with Affiliates

PDC will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or Guarantee with, or for the benefit of, any Affiliate of PDC (each, an “Affiliate Transaction”), unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to PDC or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by PDC or such Restricted Subsidiary with a Person that is not an Affiliate of PDC; and

(2)	PDC delivers to the trustee:

(a)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, a resolution of the Board of Directors of PDC set forth in an Officers’ Certificate certifying that such Affiliate Transaction or series of related Affiliate Transactions complies with this covenant and that such Affiliate Transaction or series of related Affiliate Transactions has been approved by a majority of the disinterested members of the Board of Directors of PDC; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $50 million, an opinion as to the fairness to PDC or such Restricted Subsidiary of such Affiliate Transaction or series of related Affiliate Transactions from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment, consulting or similar agreement or arrangement, stock option or stock ownership plan, employee benefit plan, officer or director indemnification agreement, restricted stock agreement, severance agreement or other compensation plan or arrangement entered into by PDC or any of its Restricted Subsidiaries in the ordinary course of business and payments, awards, grants or issuances of securities pursuant thereto;

(2)	transactions between or among PDC and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary) that is an Affiliate of PDC solely because PDC owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

(4)	reasonable fees and expenses and compensation paid to, and indemnity or insurance provided on behalf of, officers, directors or employees of PDC or any of its Restricted Subsidiaries;

(5)	any issuance of Equity Interests (other than Disqualified Stock) of PDC to, or receipt of a capital contribution from, Affiliates of PDC;

(6)	Restricted Payments that do not violate the provisions of the indenture described above under the caption “—Restricted payments” or any Permitted Investments;

(7)	loans or advances to employees in the ordinary course of business or consistent with past practice;

(8)	advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business;

(9)	the performance of obligations of PDC or any of its Restricted Subsidiaries under the terms of any written agreement to which PDC or any of its Restricted Subsidiaries was a party on the Issue Date, as these agreements may be amended, modified or supplemented from time to time; provided, however, that any future amendment, modification or supplement entered into after the Issue Date will be permitted to the extent that its terms do not materially and adversely affect the rights of any holders of the notes (as determined in good faith by the Board of Directors of PDC) as compared to the terms of the agreements in effect on the Issue Date;

(10)	(a) guarantees of performance by PDC and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for Guarantees of Indebtedness in respect of borrowed money, and (b) pledges of Equity Interests of Unrestricted Subsidiaries for the benefit of lenders of Unrestricted Subsidiaries;

(11)	transactions between PDC or any Restricted Subsidiary and any Person, a director of which is also a director of PDC or any direct or indirect parent company of PDC and such director is the sole cause for such Person to be deemed an Affiliate of PDC or any Restricted Subsidiary; provided, however, that such director abstains from voting as director of PDC or such direct or indirect parent company of PDC, as the case may be, on any matter involving such other Person; and

(12)	transactions with customers, clients, suppliers, or purchasers or sellers of goods or services that are Affiliates, in each case in the ordinary course of business and otherwise in compliance with the terms of the indenture, provided that in the reasonable determination of the Board of Directors of PDC or the senior management of PDC, such transactions are on terms not materially less favorable to PDC or the relevant Restricted Subsidiary than those that could reasonably be expected to be obtained in a comparable transaction at such time on an arm’s-length basis from a Person that is not an Affiliate of PDC.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of PDC may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by PDC and its Restricted Subsidiaries in the Subsidiary designated as an Unrestricted Subsidiary will be deemed to be an Investment made as of the time of the designation. That designation will only be permitted if the applicable Restricted Subsidiary meets the definition of an Unrestricted Subsidiary and if such Investment would be permitted at that time, either pursuant to (a) the covenant described above under the caption “—Restricted payments” or (b) the definition of Permitted Investment.

Any designation of a Subsidiary of PDC as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors of PDC giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “—Restricted payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the requirements of the definition of “Unrestricted Subsidiary” set forth below under “—Definitions,” it will thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “—Incurrence of indebtedness and issuance of preferred stock,” PDC will be in Default of such covenant.

The Board of Directors of PDC may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “—Incurrence of indebtedness and issuance of preferred stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Reports

Regardless of whether required by the rules and regulations of the SEC, so long as any notes are outstanding, PDC will file with the SEC for public availability, within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing, in which case PDC will comply with the requirements described in the second succeeding paragraph):

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if PDC were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if PDC were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on PDC’s consolidated financial statements by PDC’s certified independent accountants.

If, at any time, PDC is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, PDC will nevertheless continue filing the reports specified in the preceding paragraphs of this covenant with the SEC within the time periods specified above unless the SEC will not accept such a filing. PDC will not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept PDC’s filings for any reason, PDC will post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if PDC were required to file those reports with the SEC.

In addition, PDC agrees that, for so long as any notes remain outstanding, but only until completion of the Exchange Offer described under the caption “—Registration rights; liquidated damages”, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the holders of notes and to securities analysts and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Subsidiary Guarantees

If, after the Issue Date, any Domestic Restricted Subsidiary that is not already a Subsidiary Guarantor both:

(1)	Guarantees (or otherwise becomes liable for) Obligations under the Senior Credit Agreement, and

(2)	constitutes a Material Subsidiary, then such Subsidiary will become a Subsidiary Guarantor by executing and delivering a supplemental indenture, in the form provided for in the indenture, to the trustee within 30 days of the date on which it is required to become a Subsidiary Guarantor.

If, at any date after the Issue Date, PDC’s Domestic Restricted Subsidiaries that are not Subsidiary Guarantors are Material in the Aggregate, then PDC shall cause one or more of such Domestic Restricted Subsidiaries (the selection thereof to be at PDC’s discretion) to promptly become Subsidiary Guarantors by executing and delivering a supplemental indenture, in the form provided for in the indenture, such that, after giving effect thereto, the remaining Domestic Restricted Subsidiaries would not be Material in the Aggregate and otherwise not meet the definition of “Material Subsidiary.” The Subsidiary Guarantee of a Subsidiary Guarantor will be released at such time as such Subsidiary Guarantor ceases to (i) Guarantee (or otherwise be liable for) Obligations under the Senior Credit Agreement or (ii) constitute a Material Subsidiary or, if after giving effect to such release, PDC’s Domestic Restricted Subsidiaries would not be Material in the Aggregate.

Merger, Consolidation or Sale of Substantially All Assets

PDC will not (1) consolidate or merge with or into another Person (regardless of whether PDC is the surviving corporation), convert into another form of entity or continue in another jurisdiction; or (2), directly or indirectly, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1)	either: (a) PDC is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger or resulting from such conversion (if other than PDC) or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2)	the Person formed by or surviving any such conversion, consolidation or merger (if other than PDC) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition has been made assumes all the obligations of PDC under the notes and the indenture (and the Registration Rights Agreement, if any obligations thereunder remain unsatisfied) pursuant to agreements reasonably satisfactory to the trustee; provided that, unless such Person is a corporation, a corporate co-issuer of the notes will be added to the indenture by a supplement reasonably satisfactory to the trustee;

(3)	immediately after such transaction or transactions, no Default or Event of Default exists; and

(4)	PDC or the Person formed by or surviving any such consolidation or merger (if other than PDC), or to which such sale, assignment, transfer, lease, conveyance or other disposition has been made, would (on the date of such transaction after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period) either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “—Incurrence of indebtedness and issuance of preferred stock;” or (b) have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of PDC and its Restricted Subsidiaries immediately before such transaction.

For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of PDC, which properties or assets, if held by PDC instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of PDC on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of PDC.

The surviving entity will succeed to, and be substituted for, and may exercise every right and power of, PDC under the indenture; provided, however, that PDC will not be released from the obligation to pay the principal of, premium, if any, and interest on the notes in the case of a lease of all or substantially all of PDC’s properties or assets in a transaction that is subject to, and that complies with the provisions of, this covenant. Notwithstanding the restrictions described in the foregoing clause (4), any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties or assets to PDC, PDC may merge into a Restricted Subsidiary for the purpose of reincorporating PDC in another jurisdiction, and any Restricted Subsidiary may consolidate with, merge into or dispose of all or part of its properties or assets to another Restricted Subsidiary. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Covenant Termination

From and after the occurrence of an Investment Grade Rating Event, we and our Restricted Subsidiaries will no longer be subject to the following provisions of the indenture (collectively, the “Terminated Covenants”):

(a)	clause (4) of the covenant described under “Covenants—Merger, consolidation or sale of substantially all assets” and

(b)	the provisions of the indenture described above under the following headings:

•	“—Repurchase at the option of holders—Asset sales;”

•	“—Covenants—Restricted payments;”

•	“—Covenants—Incurrence of indebtedness and issuance of preferred stock;”

•	“—Covenants—Dividend and other payment restrictions affecting subsidiaries;” and

•	“—Covenants—Transactions with affiliates.”

Furthermore, after an Investment Grade Rating Event, PDC may not designate any of its Subsidiaries as Unrestricted Subsidiaries.

Consequently, after the date on which we and our Restricted Subsidiaries are no longer subject to the Terminated Covenants, the notes will be entitled to substantially reduced covenant protection. However, we and our Restricted Subsidiaries will remain subject to all other covenants in the indenture, including those described above under “—Repurchase at the option of holders—Change of control” and “—Covenants—Subsidiary guarantees.”

Events of Default

Under the indenture, each of the following will constitute an “Event of Default” with respect to the notes:

(1)	default for 30 days in the payment when due of interest on the notes;

(2)	default in the payment when due of the principal of, or premium, if any, on the notes;

(3)	failure by PDC to comply with its obligations under “—Covenants—Merger, consolidation or sale of substantially all assets” or to consummate a purchase of notes when required pursuant to the covenants described under the caption “—Repurchase at the option of holders;”

(4)	failure by PDC or any of its Restricted Subsidiaries for 30 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes to comply with the provisions described under the captions “—Covenants—Restricted payments” or “—Covenants—Incurrence of indebtedness and issuance of preferred stock” or to comply with the provisions described under the caption “—Repurchase at the option of holders” to the extent not described in clause (3) above;

(5)	(a) except as addressed in subclause (b) of this clause (5), failure by PDC or any of its Restricted Subsidiaries for 60 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes to comply with any of the other agreements in the indenture or the notes or (b) failure by PDC for 180 days after notice from the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes to comply with the covenant described under the caption “—Covenants—Reports;”

(6)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by PDC or any of its Restricted Subsidiaries (or the payment of which is Guaranteed by PDC or any of its Restricted Subsidiaries), other than Indebtedness owed to PDC or any of its Restricted Subsidiaries, whether such Indebtedness or Guarantee now exists, or is created after the Issue Date, which default:

(a)	is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (“Payment Default”); or

(b)	results in the acceleration of such Indebtedness prior to its maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more;

(7)	failure by PDC or any Significant Subsidiary or group of PDC’s Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for PDC and its Restricted Subsidiaries), would constitute a Significant Subsidiary to pay final judgments aggregating in excess of $25 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(8)	except as permitted by the indenture, any Subsidiary Guarantee is held in a judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Subsidiary Guarantor, or any Person acting on behalf of any Subsidiary Guarantor, denies or disaffirms its obligations under its Subsidiary Guarantee; or

(9)	certain events of bankruptcy, insolvency or reorganization with respect to PDC or a Significant Subsidiary or group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statements for PDC and its Restricted Subsidiaries), would constitute a Significant Subsidiary.

The indenture will provide that in the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to PDC, any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, all then outstanding notes will become due and payable immediately without further action or notice. However, the effect of such provision may be limited by applicable law. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding notes may declare all of the notes to be due and payable immediately by notice in writing to PDC and, in case of a notice by holders, also to the trustee specifying the respective Event of Default and that it is a notice of acceleration.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding notes may direct the trustee in its exercise of any trust or power with respect to the notes. The trustee may withhold from holders of the notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium, if any. Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any holders of notes unless such holders have offered to the trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a note may pursue any remedy with respect to the indenture or the notes unless:

(a)	such holder has previously given the trustee notice of a continuing Event of Default;

(b)	holders of at least 25% in aggregate principal amount of the then outstanding notes have made a written request to the trustee to pursue the remedy;

(c)	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(d)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e)	holders of a majority in aggregate principal amount of the then outstanding notes have not given the trustee a direction that is inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding notes by notice to the trustee may, on behalf of the holders of all of the notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the notes.

Notwithstanding the foregoing, if an Event of Default specified in clause (6) above shall have occurred and be continuing, such Event of Default and any consequential acceleration (to the extent not in violation of any applicable law or in conflict with any judgment or decree of a court of competent jurisdiction) shall be automatically rescinded if (a) (i) the Indebtedness that is the subject of such Event of Default has been repaid or (ii) if the default relating to such Indebtedness is waived by the holders of such Indebtedness or cured and if such Indebtedness has been accelerated, then the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness and (b) any other existing Events of Default, except nonpayment of principal, premium, if any, or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.

PDC is required to deliver to the trustee annually an Officers’ Certificate regarding compliance with the indenture. Upon becoming aware of any Default or Event of Default, PDC is required within five Business Days to deliver to the trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, stockholder, member, manager or partner of PDC or any Subsidiary Guarantor, as such, will have any liability for any obligations of PDC or the Subsidiary Guarantors under the notes, the indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

PDC may, at any time, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, elect to have all of its obligations discharged with respect to the outstanding notes and all obligations of the Subsidiary Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding notes to receive payments in respect of the principal of, or interest or premium, if any, on such notes when such payments are due from the trust referred to below;

(2)	PDC’s obligations with respect to the notes concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee, and PDC’s and the Subsidiary Guarantors’ obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the indenture.

In addition, PDC may, at its option and at any time, elect to have the obligations of PDC and the Subsidiary Guarantors released with respect to the provisions of the indenture described above under “—Repurchase at the option of holders” and under “—Covenants” (other than the covenant described under “—Covenants—Merger, consolidation or sale of substantially all assets,” except to the extent described below) and the limitation imposed by clause (4) under “—Covenants—Merger, consolidation or sale of substantially all assets” (such release and termination being referred to as “Covenant Defeasance”), and thereafter any omission to comply with such obligations or provisions will not constitute a Default or Event of Default with respect to the notes. In the event Covenant Defeasance occurs in accordance with the indenture, the Events of Default described under clauses (3) through (7) under the caption “—Events of default” and the Event of Default described under clause (9) under the caption “—Events of default” (but only with respect to Subsidiaries of PDC), in each case, will no longer constitute an Event of Default with respect to the notes. In addition, upon the occurrence of Covenant Defeasance all obligations of the Subsidiary Guarantors with respect to their Subsidiary Guarantees will be discharged.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	PDC must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants to pay the principal of, or interest and premium, if any, on the outstanding notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and PDC must specify whether the notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, PDC must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that (a) PDC has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, PDC has delivered to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing);

(5)	such Legal Defeasance or Covenant Defeasance and the related deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which PDC or any of its Subsidiaries is a party or by which PDC or any of its Subsidiaries is bound;

(6)	PDC must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by PDC with the intent of preferring the holders of notes over the other creditors of PDC with the intent of defeating, hindering, delaying or defrauding any creditors of PDC or others;

(7)	PDC must deliver to the trustee an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (6) of this paragraph have been complied with; and

(8)	PDC must deliver to the trustee an opinion of counsel, stating that all conditions precedent set forth in clauses (2), (3) and (5) of this paragraph have been complied with.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the indenture, the debt securities issued thereunder (including the notes) or any Guarantee thereof may be amended or supplemented with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of each series affected by such amendment or supplemental indenture, with each such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities) and, subject to certain exceptions relating to waivers of past Defaults and rights of holders of notes to receive payment, any existing Default or Event of Default or compliance with any provision of the indenture or the debt securities issued thereunder (including the notes) or any Guarantee thereof may be waived with respect to each series of debt securities with the consent of the holders of a majority in aggregate principal amount of the then-outstanding debt securities of such series voting as a separate class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of the outstanding debt securities affected, an amendment, supplement or waiver may not (with respect to any notes held by a non-consenting holder):

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any debt security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the indenture, or change any place of payment where, or the coin or currency in which, any debt security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the redemption date therefor);

(2)	reduce the percentage in principal amount of the then-outstanding debt securities of any series, the consent of whose holders is required for any such amendment, supplement or waiver;

(3)	modify any of the provisions set forth in (i) the provisions of the indenture related to the holder’s unconditional right to receive principal, premium, if any, and interest on the debt securities or (ii) the provisions of the indenture related to the waiver of past Defaults under such indenture except to increase any such percentage or to provide that certain other provisions of such indenture cannot be modified or waived without the consent of the holder of each then-outstanding debt security affected thereby;

(4)	waive a redemption payment with respect to any debt security; provided, however, that any purchase or repurchase of debt securities shall not be deemed a redemption of the debt securities;

(5)	release any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee or the indenture, except in accordance with the terms of such indenture (as supplemented by any supplemental indenture); or

(6)	make any change in the foregoing amendment and waiver provisions of the indenture.

Notwithstanding the foregoing, without the consent of any holder of debt securities, PDC, the Subsidiary Guarantors (if any) and the trustee may amend or supplement the indenture or the debt securities or the Guarantees thereof issued thereunder to:

(1)	cure any ambiguity or defect or to correct or supplement any provision therein that may be inconsistent with any other provision therein;

(2)	evidence the succession of another Person to PDC and the assumption by any such successor of the covenants of PDC therein and, to the extent applicable, to the debt securities;

(3)	provide for uncertificated notes in addition to or in place of certificated notes;

(4)	add a Subsidiary Guarantee and cause any Person to become a Subsidiary Guarantor, and/or to evidence the succession of another Person to a Subsidiary Guarantor and the assumption by any such successor of the Subsidiary Guarantee of such Subsidiary Guarantor therein;

(5)	secure the debt securities of any series;

(6)	add to the covenants of PDC such further covenants, restrictions, conditions or provisions as PDC shall consider to be appropriate for the benefit of the holders of all or any series of debt securities (and if such covenants, restrictions, conditions or provisions are to be for the benefit of less than all series of debt securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power therein conferred upon PDC and to make the occurrence, or the occurrence and continuance, of a Default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in the indenture as set forth therein; provided, that in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after Default (which period may be shorter or longer than that allowed in the case of other Defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the trustee upon such an Event of Default or may limit the right of the holders of a majority in aggregate principal amount of the debt securities of such series to waive such an Event of Default;

(7)	make any change to any provision of the indenture that would provide any additional rights or benefits to the holders of the debt securities issued thereunder or that does not adversely affect the rights or interests of any such holder;

(8)	provide for the issuance of additional debt securities in accordance with the provisions set forth in the indenture on the date of such indenture;

(9)	add any additional Defaults or Events of Default in respect of all or any series of debt securities;

(10)	change or eliminate any of the provisions of the indenture; provided that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture that is entitled to the benefit of such provision;

(11)	establish the form or terms of debt securities of any series as permitted thereunder, including to reopen any series of any debt securities as permitted thereunder;

(12)	evidence and provide for the acceptance of appointment thereunder by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee, pursuant to the requirements of such indenture;

(13)	conform the text of the indenture (and/or any supplemental indenture) or any debt securities issued thereunder to any provision of a description of such debt securities appearing in a prospectus or prospectus supplement or an offering memorandum or offering circular pursuant to which such debt securities were offered to the extent that such provision was intended to be a verbatim recitation of a provision of such indenture (and/or any supplemental indenture) or any debt securities or Guarantees issued thereunder;

(14)	add a corporate co-issuer in accordance with the covenant set forth under the caption “—Covenants—Merger, consolidation or sale of substantially all assets;” or

(15)	modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of such indenture under the Trust Indenture Act, or under any similar federal statute subsequently enacted, and to add to such indenture such other provisions as may be expressly required under the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver under the indenture requiring approval of the holders becomes effective, PDC shall mail to the holders of debt securities affected thereby a notice briefly describing such amendment, supplement or waiver. However, the failure to give such notice to all such holders, or any defect therein, will not impair or affect the validity of the applicable amendment, supplement or waiver.

Satisfaction and Discharge

The indenture will be discharged and will cease to be of further effect as to all notes issued thereunder (except as to surviving rights of registration of transfer or exchange of the notes and as otherwise specified in the indenture), when:

(1)	either:

(a)	all notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to PDC, have been delivered to the trustee for cancellation; or

(b)	all notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and PDC or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the notes not delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the grant of Liens securing such borrowing);

(3)	such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which PDC or any Subsidiary Guarantor is a party or by which PDC or any Subsidiary Guarantor is bound;

(4)	PDC or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under the indenture; and

(5)	PDC has delivered irrevocable instructions to the trustee to apply the deposited money toward the payment of the notes at maturity or on the redemption date, as the case may be.

In addition, PDC must deliver to the trustee (a) an Officers’ Certificate, stating that all conditions precedent set forth in clauses (1) through (5) above have been satisfied and (b) an opinion of counsel, stating that all conditions precedent set forth in clauses (3) and (5) above have been satisfied.

Concerning the Trustee

If the trustee is a creditor of PDC or any Subsidiary Guarantor, the indenture will limit the right of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it has any conflicting interest (as defined in the Trust Indenture Act) after a Default has occurred and is continuing, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee (if the indenture has been qualified under the Trust Indenture Act) or resign.

The holders of a majority in aggregate principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its powers, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee reasonable security or indemnity against any loss, liability or expense.

Governing law

The indenture, the notes and the Subsidiary Guarantees will be governed by the laws of the State of New York.

Book-Entry, Delivery and Form

The new notes, like the current notes, will be issued in one or more permanent global notes in registered form without interest coupons (the “Global Notes”).

The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below. Beneficial interests in the Global Notes may be held through the Euroclear System (“Euroclear”) and Clearstream Banking (“Clearstream”) (as indirect participants in DTC).

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Certificated Notes except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Certificated Notes.

Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. PDC takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised PDC that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic bookentry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised PDC that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

Investors in the Global Notes who are Participants may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants. Euroclear and Clearstream may hold interests in the Global Notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of Certificated Notes and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, PDC, the Subsidiary Guarantors and the trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither PDC, the Subsidiary Guarantors, the trustee nor any agent of any of them has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised PDC that its current practice, at the due date of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or PDC. Neither PDC nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the notes, and PDC and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Transfer restrictions,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its depository; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised PDC that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A Global Notes and the Regulation S Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither PDC nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

EXCHANGE OF GLOBAL NOTES FOR CERTIFICATED NOTES

A Global Note is exchangeable for Certificated Notes if:

(1)	DTC (a) notifies PDC that it is unwilling or unable to continue as depositary for the Global Note or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case PDC fails to appoint a successor depositary within 90 days;

(2)	PDC, at its option, notifies the trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised PDC that, in such event, under its current practices, DTC would notify its Participants of PDC’s request, but will only withdraw beneficial interests from a Global Note at the request of each Participant); or

(3)	a Default or Event of Default has occurred and is continuing and DTC notifies the trustee of its decision to exchange the Global Note for Certificated Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Transfer restrictions,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Transfer restrictions.”

Same Day Settlement and Payment

PDC will make payments in respect of the notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. PDC will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. PDC expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised PDC that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Definitions

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, regardless of whether such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such Person merging with or becoming a Subsidiary of such specified Person; and

(2)	Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Assets” means:

(1)	any property or assets (other than Indebtedness and Capital Stock) to be used by PDC or a Restricted Subsidiary in a Related Business;

(2)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by PDC or another Restricted Subsidiary;

(3)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary; or

(4)	Capital Stock of any Restricted Subsidiary; provided that all the Capital Stock of such Subsidiary held by PDC or any of its Restricted Subsidiaries shall entitle PDC or such Restricted Subsidiary to not less than a pro rata portion of all dividends or other distributions made by such Subsidiary upon any of such Capital Stock;

provided, however, that, in the case of clauses (2), (3) and (4), such Subsidiary is primarily engaged in a Related Business.

“Adjusted Consolidated Net Tangible Assets” means, with respect to any specified Person or Persons (all of such specified Persons, whether one or more, being referred to in this definition as the “Referent Person”), as of the date of determination (without duplication), the remainder of:

(a)	the sum of:

(i)	discounted future net revenues from proved oil and gas reserves of such Person and its Restricted Subsidiaries calculated in accordance with SEC guidelines before any provincial, territorial, state, federal or foreign income taxes, as estimated by PDC in a reserve report prepared as of the end of PDC’s most recently completed fiscal year for which audited financial statements are available and giving effect to applicable Oil and Natural Gas Hedging Contracts, (A) as increased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves acquired since such year end, which reserves were not reflected in such year end reserve report, and (2) estimated oil and gas reserves attributable to upward revisions of estimates of proved oil and gas reserves (including previously estimated development costs incurred during the period and the accretion of discount since the prior period end) since such year end due to exploration, development, exploitation or other activities, and (B) as decreased by, as of the date of determination, the estimated discounted future net revenues from (1) estimated proved oil and gas reserves reflected in such reserve report produced or disposed of since such year end, and (2) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves reflected in such reserve report since such year end due to changes in geological conditions or other factors that would, in accordance with standard industry practice, cause such revisions, in each case described in this clause (i) calculated in accordance with SEC guidelines and estimated by PDC’s petroleum engineers or any independent petroleum engineers engaged by PDC for that purpose;

(ii)	the capitalized costs that are attributable to oil and gas properties of the Referent Person and its Restricted Subsidiaries to which no proved oil and gas reserves are attributable, based on PDC’s books and records as of a date no earlier than the date of PDC’s latest available annual or quarterly financial statements;

(iii)	the Net Working Capital of the Referent Person on a date no earlier than the date of PDC’s latest annual or quarterly financial statements; and

(iv)	the greater of (A) the net book value of other tangible assets of the Referent Person and its Restricted Subsidiaries, as of a date no earlier than the date of PDC’s latest annual or quarterly financial statements, and (B) the appraised value, as estimated by independent appraisers, of other tangible assets of the Referent Person and its Restricted Subsidiaries, as of a date no earlier than the date of PDC’s latest audited financial statements (provided that PDC shall not be required to obtain such appraisal solely for the purpose of determining this value); minus

(b)	the sum of:

(i)	the net book value of any Capital Stock of a Restricted Subsidiary of the Referent Person that is not owned by the Referent Person or another Restricted Subsidiary of the Referent Person;

(ii)	to the extent not otherwise taken into account in determining Adjusted Consolidated Net Tangible Assets of the Referent Person, any net gas-balancing liabilities of the Referent Person and its Restricted Subsidiaries reflected in PDC’s latest audited financial statements;

(iii)	to the extent included in (a)(i) above, the discounted future net revenues, calculated in accordance with SEC guidelines (utilizing the prices utilized in PDC’s year-end reserve report), attributable to reserves that are required to be delivered by the Referent Person to third parties to fully satisfy the obligations of the Referent Person and its Restricted Subsidiaries with respect to Volumetric Production Payments (determined, if applicable, using the schedules specified with respect thereto); and

(iv)	the discounted future net revenues, calculated in accordance with SEC guidelines, attributable to reserves subject to Dollar-Denominated Production Payments that, based on the estimates of production and price assumptions included in determining the discounted future net revenues specified in (a)(i) above, would be necessary to fully satisfy the payment obligations of the Referent Person and its Subsidiaries with respect to Dollar-Denominated Production Payments (determined, if applicable, using the schedules specified with respect thereto).

If PDC changes its method of accounting from the successful efforts or a similar method to the full cost method of accounting, “Adjusted Consolidated Net Tangible Assets” of the Referent Person will continue to be calculated as if PDC were still using the successful efforts or a similar method of accounting.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Asset Sale” means:

(1)	the sale, lease, conveyance or other disposition of any assets or rights (including by way of a Production Payment or a sale and leaseback transaction); provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of PDC and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the indenture described above under the caption “—Repurchase at the option of holders—Change of control” and/or the provisions described above under the caption “—Covenants—Merger, consolidation or sale of substantially all assets” and not by the provisions of the Asset Sales covenant; and

(2)	the issuance of Equity Interests in any of PDC’s Restricted Subsidiaries (other than directors’ qualifying shares) or the sale of Equity Interests held by PDC or its Restricted Subsidiaries in any of its Subsidiaries.

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $20 million;

(2)	a transfer of assets between or among PDC and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary to PDC or to a Restricted Subsidiary;

(4)	the sale, lease or other disposition of equipment, inventory, products, services, accounts receivable or other assets in the ordinary course of business, including in connection with any compromise, settlement or collection of accounts receivable, and any sale or other disposition of damaged, worn-out or obsolete assets or assets that are no longer useful in the conduct of the business of PDC and its Restricted Subsidiaries;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	a Restricted Payment that does not violate the covenant described above under the caption “—Covenants—Restricted payments,” including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Restricted Payment;

(7)	the consummation of a Permitted Investment, including, without limitation, unwinding any Hedging Obligations, and including the issuance or sale of Equity Interests or the sale, lease or other disposition of products, services, equipment, inventory, accounts receivable or other assets pursuant to any such Permitted Investment;

(8)	a disposition of Hydrocarbons or mineral products inventory in the ordinary course of business;

(9)	the farm-out, lease or sublease of developed or undeveloped crude oil or natural gas properties owned or held by PDC or any Restricted Subsidiary in exchange for crude oil and natural gas properties owned or held by another Person;

(10)	the creation or perfection of a Lien (but not, except as contemplated in clause (11 below, the sale or other disposition of the properties or assets subject to such Lien);

(11)	the creation or perfection of a Permitted Lien and the exercise by any Person in whose favor a Permitted Lien is granted of any of its rights in respect of that Permitted Lien;

(12)	the licensing or sublicensing of intellectual property, including, without limitation, licenses for seismic data, in the ordinary course of business and which do not materially interfere with the business of PDC and its Restricted Subsidiaries;

(13)	surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(14)	any Production Payments and Reserve Sales; provided that all such Production Payments and Reserve Sales (other than incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to PDC or a Restricted Subsidiary) shall have been created, incurred, issued, assumed or Guaranteed in connection with the financing of, and within 90 days after the acquisition of, the oil and gas properties that are subject thereto;

(15)	the sale or other disposition (regardless of whether in the ordinary course of business) of oil and gas properties; provided that, at the time of such sale or other disposition, such properties do not have attributed to them any proved reserves; and

(16)	any trade or exchange by PDC or any Restricted Subsidiary of properties or assets used or useful in a Related Business for other properties or assets used or useful in a Related Business owned or held by another Person (including Capital Stock of a Person engaged in a Related Business that is or becomes a Restricted Subsidiary), including any cash or Cash Equivalents necessary in order to achieve and exchange of equivalent value, provided that the Fair Market Value of the properties or assets traded or exchanged by PDC or such Restricted Subsidiary (including any cash or Cash Equivalents to be delivered by PDC or such Restricted Subsidiary) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents) to be received by PDC or such Restricted Subsidiary, and provided, further, that any cash received in the transaction must be applied in accordance with the covenant described above under “—Repurchase at the option of holders—Asset sales” as if such transaction were an Asset Sale.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time or upon the occurrence of a subsequent condition. The terms “Beneficially Owns,” “Beneficially Owned” and “Beneficially Owning” will have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the board of directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managers or managing member or members of such limited liability company (as applicable) or any duly authorized committee of managers or managing members (as applicable) thereof; and

(4)	with respect to any other Person, the board of directors or duly authorized committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars;

(2)	Government Securities having maturities of not more than one year from the date of acquisition;

(3)	marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s;

(4)	certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(5)	repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6)	commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition;

(7)	money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and

(8)	deposits in any currency available for withdrawal on demand with any commercial bank that is organized under the laws of any country in which PDC or any Restricted Subsidiary maintains its chief executive office or is engaged in the Related Business; provided that all such deposits are made in such accounts in the ordinary course of business.

“Change of Control” means:

(1)	any “person” or “group” of related persons (as such terms are used in Section 13(d) of the Exchange Act) is or becomes a Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of PDC (or its successor by merger, consolidation or purchase of all or substantially all of its properties or assets) (for the purposes of this clause, such person or group shall be deemed to Beneficially Own any Voting Stock of PDC held by an entity, if such person or group Beneficially Owns, directly or indirectly, more than 50% of the voting power of the Voting Stock of such entity);

(2)	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of PDC (together with any new directors whose election to such board or whose nomination for election by the stockholders of PDC was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such Board of Directors then in office;

(3)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of PDC and its Restricted Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d) of the Exchange Act); or

(4)	the adoption or approval by the stockholders of PDC of a plan for the liquidation or dissolution of PDC.

“Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale (together with any related provision for taxes and any related non-recurring charges relating to any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity), to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)	exploration and abandonment expense (if applicable) to the extent deducted in calculating Consolidated Net Income; plus

(5)	depreciation, depletion, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment, other non-cash expenses and other non-cash items (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, depletion, amortization, impairment and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(6)	any interest expense attributable to any Oil and Natural Gas Hedging Contract, to the extent that such interest expense was deducted in computing such Consolidated Net Income; plus

(7)	the accretion of interest charges on future plugging and abandonment obligations and future retirement benefits, to the extent such charges were deducted in computing such Consolidated Net Income; minus

(8)	non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, and minus

(9)	the sum of (a) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments and (b) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments;

in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the preceding sentence, clauses (1) through (7) relating to amounts of a Restricted Subsidiary of the referent Person will be added to Consolidated Net Income to compute Consolidated Cash Flow of such Person only to the extent (and in the same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and if a corresponding amount would be permitted at the date of determination to be dividended to the referent Person by such Restricted Subsidiary without prior governmental approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or the holders of its Capital Stock.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or similar distributions paid in cash to the specified Person or a Restricted Subsidiary of the Person;

(2)	the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, members or partners;

(3)	the cumulative effect of a change in accounting principles will be excluded;

(4)	any gain (loss) realized upon the sale or other disposition of any property, plant or equipment of such Person or its consolidated Restricted Subsidiaries (including pursuant to any sale or leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (loss) realized upon the sale or other disposition of any Capital Stock of any Person will be excluded;

(5)	any asset impairment writedowns on oil and gas properties under GAAP or SEC guidelines will be excluded;

(6)	any non-cash mark-to-market adjustments to assets or liabilities resulting in unrealized gains or losses in respect of Hedging Obligations (including those resulting from the application of SFAS 133) shall be excluded; and

(7)	to the extent deducted in the calculation of Net Income, any non-cash or other charges associated with any premium or penalty paid, write-off of deferred financing costs or other financial recapitalization charges in connection with redeeming or retiring any Indebtedness will be excluded.

“Consolidated Tangible Assets” means, with respect to any Person as of any date, the amount which, in accordance with GAAP, would be set forth under the caption “Total Assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries, less all goodwill, patents, tradenames, trademarks, copyrights, franchises, experimental expenses, organization expenses and any other amounts classified as intangible assets in accordance with GAAP.

“Credit Facilities” means, with respect to PDC or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Agreement), commercial paper facilities or Debt Issuances providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to any lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) any lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances).

“Currency Agreement” means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement as to which such Person is a party or a beneficiary.

“Debt Issuances” means, with respect to PDC or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require PDC to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that PDC may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “—Covenants—Restricted payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the indenture will be the maximum amount that PDC and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Dollar-Denominated Production Payments” means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that (a) was formed under the laws of the United States or any state of the United States or the District of Columbia or (b) Guarantees or otherwise provides direct credit support for any Indebtedness of PDC or any Restricted Subsidiary (other than a Foreign Subsidiary).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means (1) an offering for cash by PDC of its Capital Stock (other than Disqualified Stock), or options, warrants or rights with respect to its Capital Stock or (2) a cash contribution to PDC’s common equity capital from any Person.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means Indebtedness of PDC and its Subsidiaries (other than Indebtedness under the Senior Credit Agreement, the notes and the Subsidiary Guarantees) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. Fair Market Value of an asset or property in excess of $25 million shall be determined by the Board of Directors of PDC acting in good faith, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors, and any lesser Fair Market Value may be determined by an officer of PDC acting in good faith.

“Farm-In Agreement” means an agreement whereby a Person agrees to pay all or a share of the drilling, completion or other expenses of an exploratory or development well (which agreement may be subject to a maximum payment obligation, after which expenses are shared in accordance with the working or participation interests therein or in accordance with the agreement of the parties) or perform the drilling, completion or other operation on such well in exchange for an ownership interest in an oil or gas property.

“Farm-Out Agreement” means a Farm-In Agreement, viewed from the standpoint of the party that transfers an ownership interest to another.

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any four-quarter reference period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers, consolidations or otherwise (including acquisitions of assets used or useful in a Related Business), or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including in each case any related financing transactions and increases in ownership of Restricted Subsidiaries, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period, and any Consolidated Cash Flow for such period will be calculated giving pro forma effect to any operating improvements or cost savings that have occurred or are reasonably expected to occur in the reasonable judgment of the principal accounting officer or Chief Financial Officer of PDC (regardless of whether those operating improvements or cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X under the Securities Act or any other regulation or policy of the SEC related thereto);

(2)	the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four-quarter period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four-quarter period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligation applicable to such Indebtedness, but if the remaining term of such Hedging Obligation is less than 12 months, then such Hedging Obligation shall only be taken into account for that portion of the period equal to the remaining term thereof).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (excluding (i) any interest attributable to Production Payments and Reserve Sales, (ii) write-off of deferred financing costs and (iii) accretion of interest charges on future plugging and abandonment obligations, future retirement benefits and other obligations that do not constitute Indebtedness, but including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations other than that attributable to any Oil and Natural Gas Hedging Contract, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings), and net of the effect of all payments made or received pursuant to Interest Rate Agreements; plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)	any interest on Indebtedness of another Person that is Guaranteed by the specified Person or one or more of its Restricted Subsidiaries or secured by a Lien on assets of such specified Person or one or more of its Restricted Subsidiaries, regardless of whether such Guarantee or Lien is called upon; plus

(4)	all dividends, whether paid or accrued and regardless of whether in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of PDC (other than Disqualified Stock) or to PDC or a Restricted Subsidiary,

in each case, on a consolidated basis and determined in accordance with GAAP.

“Foreign Subsidiary” means any Restricted Subsidiary other than a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles in the United States, which are in effect from time to time. All ratios and computations based on GAAP contained in the indenture will be computed in conformity with GAAP. At any time after the Issue Date, PDC may elect to apply International Financial Reporting Standards, or IFRS, accounting principles in lieu of GAAP and, upon any such election, references herein to GAAP shall thereafter be construed to mean IFRS (except as otherwise provided in the indenture); provided that any such election, once made, shall be irrevocable; provided, further, that any calculation or determination in the indenture that requires the application of GAAP for periods that include fiscal quarters ended prior to PDC’s election to apply IFRS shall remain as previously calculated or determined in accordance with GAAP. PDC shall give notice of any such election made in accordance with this definition to the trustee and the holders of notes.

“Government Securities” means direct obligations of, or obligations Guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services or to take or pay or to maintain financial statement conditions or otherwise), or entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part). “Guarantee” used as a verb has a correlative meaning.

“Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate and Currency Hedges, Oil and Natural Gas Hedging Contracts and other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices, in each case entered into for non-speculative purposes.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, natural gas liquids, and all constituents, elements or compounds thereof and products refined or processed therefrom.

“Indebtedness” means, with respect to any specified Person, without duplication, any indebtedness of such Person, regardless of whether contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, credit agreements, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of bankers’ acceptances;

(4)	representing Capital Lease Obligations;

(5)	in respect of any Guarantee by such Person of production or payment with respect to a Production Payment (but not any other contractual obligation in respect of such Production Payment);

(6)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any such balance that constitutes an accrued expense or a trade payable; or

(7)	representing any Interest Rate and Currency Hedges,

if and to the extent any of the preceding items (other than letters of credit and Interest Rate and Currency Hedges) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes (a) all Indebtedness of any other Person, of the types described above in clauses (1) through (7), secured by a Lien on any asset of the specified Person (regardless of whether such Indebtedness is assumed by the specified Person); provided that the amount of such Indebtedness will be the lesser of (i) the Fair Market Value of such asset at such date of determination and (ii) the amount of such Indebtedness of such other Person, and (b) to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person, of the types described above in clauses (1) through (7) above. Furthermore, the amount of any Indebtedness outstanding as of any date will be the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

Notwithstanding the foregoing, the following shall not constitute “Indebtedness:”

(i)	accrued expenses and trade accounts payable arising in the ordinary course of business;

(ii)	except as provided in clause (5) of the first paragraph of this definition, any obligation in respect of any Production Payment and Reserve Sales;

(iii)	any obligation in respect of any Farm-In Agreement;

(iv)	any indebtedness which has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or Government Securities (in an amount sufficient to satisfy all such indebtedness obligations at maturity or redemption, as applicable, and all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and the other applicable terms of the instrument governing such indebtedness;

(v)	oil or natural gas balancing liabilities incurred in the ordinary course of business and consistent with past practice;

(vi)	any obligation in respect of any Oil and Natural Gas Hedging Contract;

(vii)	any unrealized losses or charges in respect of Hedging Obligations (including those resulting from the application of the Financial Standards Accounting Board’s Accounting Standards Codification (ASC) 815);

(viii)	any obligations in respect of (a) bid, performance, completion, surety, appeal and similar bonds, (b) obligations in respect of bankers’ acceptances, (c) insurance obligations or bonds and other similar bonds and obligations and (d) any Guarantees or letters of credit functioning as or supporting any of the foregoing bonds or obligations; provided, however, that such bonds or obligations mentioned in subclause (a), (b), (c) or (d) of this clause (viii), are incurred in the ordinary course of the business of PDC and its Restricted Subsidiaries and do not relate to obligations for borrowed money;

(ix)	any Disqualified Stock of PDC or preferred stock of a Restricted Subsidiary;

(x)	any obligation arising from any agreement providing for indemnities, guarantees, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than Guarantees of Indebtedness) incurred by any Person in connection with the acquisition or disposition of assets; and

(xi)	all contracts and other obligations, agreements instruments or arrangements described in clauses (20), (21), (22) and (23) of the definition of “Permitted Liens.”

“Interest Rate Agreement” means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement as to which such Person is party or a beneficiary.

“Interest Rate and Currency Hedges” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

“Investment Grade Rating” means a rating equal to or higher than:

(1)	Baa3 (or the equivalent) by Moody’s; or

(2)	BBB- (or the equivalent) by S&P,

or, if either such entity ceases to rate the notes for reasons outside of the control of PDC, the equivalent investment grade credit rating from any other Rating Agency.

“Investment Grade Rating Event” means the first day on which (a) the notes have an Investment Grade Rating from at least two Rating Agencies, (b) no Default with respect to the notes has occurred and is then continuing under the indenture and (c) PDC has delivered to the trustee an Officers’ Certificate certifying as to the satisfaction of the conditions set forth in clauses (a) and (b) of this definition.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations, advances or capital contributions (excluding endorsements of negotiable instruments and documents in the ordinary course of business, and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP. If PDC or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary, PDC will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of PDC’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Covenants—Restricted payments.” The acquisition by PDC or any Subsidiary of PDC of a Person that holds an Investment in a third Person will be deemed to be an Investment by PDC or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “—Covenants—Restricted payments.” Except as otherwise provided in the indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the first date on which notes are issued under the indenture.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction other than a precautionary financing statement respecting a lease not intended as a security agreement.

“Liquid Securities” means securities that are publicly traded on the New York Stock Exchange, NYSE MKT, the Nasdaq Stock Market or any other regulated stock exchange in the United States, Canada, Europe or Australia (or any of their successors) and as to which PDC is not subject to any restrictions on sale or transfer (including any volume restrictions under Rule 144 under the Securities Act or any other restrictions imposed by the Securities Act) or as to which a registration statement under the Securities Act covering the resale thereof is in effect for as long as the securities are held; provided that securities meeting such requirements shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of (a) the date on which such securities are sold or exchanged for cash or Cash Equivalents and (b) 180 days following the date of receipt of such securities. If such securities are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which PDC or a Restricted Subsidiary received the securities was in compliance with the provisions of the Indenture described under “—Asset Sales,” such securities shall be deemed not to have been Liquid Securities at any time.

“Material Subsidiary” means any Domestic Restricted Subsidiary (a) that has Consolidated Tangible Assets that exceed 5.0% of the Consolidated Tangible Assets of PDC and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of PDC for which financial statements are required to be delivered under the indenture, (b) whose Consolidated Cash Flow exceeds 5.0% of the Consolidated Cash Flow of PDC and its Restricted Subsidiaries for the period of four consecutive fiscal quarters of PDC most recent ended for which financial statements are required to be delivered under the indenture or (c) together with all other Domestic Restricted Subsidiaries that would not otherwise be deemed to be Material Subsidiaries, would represent, in the aggregate (“Material in the Aggregate”), (x) 10.0% or more of the Consolidated Tangible Assets of PDC and its Restricted Subsidiaries as of the end of the most recent fiscal quarter of PDC for which financial statements are required to be delivered under the indenture or (y) 10.0% or more of the Consolidated Cash Flow of PDC and its Restricted Subsidiaries for the period of four consecutive fiscal quarters of PDC most recently ended for which financial statements are required to be delivered under the indenture.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of non-cash preferred stock dividends, excluding, however:

(1)	any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale (including, without limitation, any cash received pursuant to any sale and leaseback transaction) or (b) the disposition of any securities by such Person or the extinguishment of any Indebtedness of such Person; and

(2)	any extraordinary or non-recurring gain or loss, together with any related provision for taxes on such extraordinary or non-recurring gain or loss.

“Net Proceeds” means the aggregate cash proceeds received by PDC or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expense incurred, and all federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP (after taking into account any available tax credits or deductions and any tax sharing agreements), as a consequence of such Asset Sale;

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of such Indebtedness, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law be repaid out of the proceeds from such Asset Sale;

(3)	all distributions and other payments required to be made to holders of minority interests in Subsidiaries or joint ventures as a result of such Asset Sale; and

(4)	the deduction of appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, or held in escrow, in either case for adjustment in respect of the sale price or for any liabilities associated with the assets disposed of in such Asset Sale and retained by PDC or any Restricted Subsidiary after such Asset Sale.

“Net Working Capital” means (a) all current assets of PDC and its Restricted Subsidiaries except current assets from Oil and Natural Gas Hedging Contracts, less (b) all current liabilities of PDC and its Restricted Subsidiaries, except (i) current liabilities included in Indebtedness, (ii) current liabilities associated with asset retirement obligations relating to oil and gas properties and (iii) any current liabilities from Oil and Natural Gas Hedging Contracts, in each case as set forth in the consolidated financial statements of PDC prepared in accordance with GAAP (excluding any adjustments made pursuant to the Financial Standards Accounting Board’s Accounting Standards Codification (ASC) 815).

“Non-Recourse Debt” means Indebtedness:

(1)	as to which neither PDC nor any Restricted Subsidiary (a) provides any Guarantee or credit support of any kind (including any undertaking, Guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise), in each case other than Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by PDC or any Restricted Subsidiary to the extent securing otherwise Non-Recourse Debt of such Unrestricted Subsidiary or joint venture; and

(2)	no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of PDC or any Restricted Subsidiary to declare a default under such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Officer” means, in the case of PDC, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of PDC and, in the case of any Subsidiary Guarantor, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of such Subsidiary Guarantor.

“Officers’ Certificate” means, in the case of PDC, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of PDC and, in the case of any Subsidiary Guarantor, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Subsidiary Guarantor.

“Oil and Natural Gas Hedging Contract” means any Hydrocarbon hedging agreements and other agreements or arrangements entered into in the ordinary course of business in the oil and gas industry for the purpose of protecting against fluctuations in Hydrocarbon prices.

“Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of PDC or any of PDC’s Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of:

(1)	a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary; or

(2)	a Person that was merged or consolidated into PDC or a Restricted Subsidiary;

provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged or consolidated into PDC or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto,

(a)	the Restricted Subsidiary or PDC, as applicable, would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “—Covenants—Incurrence of indebtedness and issuance of preferred stock,” or

(b)	the Fixed Charge Coverage Ratio for PDC would be greater than the Fixed Charge Coverage Ratio for PDC immediately prior to such transaction.

“Permitted Business Investments” means Investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, a Related Business as means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil, natural gas, other Hydrocarbons and minerals (including with respect to plugging and abandonment) through agreements, transactions, interests or arrangements that permit one to share risks or costs of such activities or comply with regulatory requirements regarding local ownership, including without limitation, (a) ownership interests in oil, natural gas, other Hydrocarbons and minerals properties, liquefied natural gas facilities, processing facilities, gathering systems, pipelines, storage facilities or related systems or ancillary real property interests; (b) Investments in the form of or pursuant to operating agreements, working interests, royalty interests, mineral leases, processing agreements, Farm-In Agreements, Farm-Out Agreements, contracts for the sale, transportation or exchange of oil, natural gas, other Hydrocarbons and minerals, production sharing agreements, participation agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling agreements, joint bidding agreements, service contracts, joint venture agreements, partnership agreements (whether general or limited), subscription agreements, stock purchase agreements, stockholder agreements and other similar agreements (including for limited liability companies) with third parties; and (c) direct or indirect ownership interests in drilling rigs and related equipment, including, without limitation, transportation equipment.

“Permitted Investments” means:

(1)	any Investment in PDC or in a Restricted Subsidiary;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by PDC or any Restricted Subsidiary in a Person, if as a result of such Investment:

(a)	such Person becomes a Restricted Subsidiary; or

(b)	such Person is merged or consolidated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, PDC or a Restricted Subsidiary;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the option of holders—Asset sales;”

(5)	any Investments received in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of PDC or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

(6)	Investments represented by Hedging Obligations;

(7)	advances to or reimbursements of employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business, in each case to the extent they constitute Investments;

(8)	loans or advances to employees in the ordinary course of business or consistent with past practice, in each case to the extent they constitute Investments;

(9)	advances and prepayments for asset purchases in the ordinary course of business in a Related Business of PDC or any of its Restricted Subsidiaries;

(10)	receivables owing to PDC or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as PDC or any such Restricted Subsidiary deems reasonable under the circumstances;

(11)	surety and performance bonds and workers’ compensation, utility, lease, tax, performance and similar deposits and prepaid expenses in the ordinary course of business;

(12)	guarantees by PDC or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by PDC or any such Restricted Subsidiary in the ordinary course of business;

(13)	Investments of a Restricted Subsidiary acquired after the Issue Date or of any entity merged into PDC or merged into or consolidated with a Restricted Subsidiary in accordance with the covenant described under “—Covenants—Merger, consolidation or sale of substantially all assets” or the covenant described in the third paragraph under “—Subsidiary guarantees of the notes” (as applicable) to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation;

(14)	Permitted Business Investments;

(15)	Investments received as a result of a foreclosure by PDC or any of its Restricted Subsidiaries with respect to any secured Investment in default;

(16)	Investments in any units of any oil and gas royalty trust;

(17)	Investments existing on the Issue Date, and any extension, modification or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases of such Investments (other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investments as in effect on the Issue Date);

(18)	repurchases of or other Investments in the notes; and

(19)	other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding not to exceed the greater of (a) 1.5% of Adjusted Consolidated Net Tangible Assets of PDC and (b) $25 million.

“Permitted Liens” means, with respect to any Person:

(1)	Liens securing Indebtedness incurred under Credit Facilities pursuant to subparagraph (1) of the second paragraph of the covenant described under the caption “—Covenants— Incurrence of indebtedness and issuance of preferred stock;” provided that the aggregate amount of such indebtedness does not exceed the aggregate amount that would be allowed under such subparagraph (1);

(2)	Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled “—Covenants—Incurrence of indebtedness and issuance of preferred stock” covering only the assets acquired with or financed by such Indebtedness;

(3)	pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits or cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(4)	landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or similar Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

(5)	Liens for taxes, assessments or other governmental charges or which are being contested in good faith by appropriate proceedings provided appropriate reserves required pursuant to GAAP have been made in respect thereof;

(6)	Liens in favor of the issuers of surety or performance bonds or letters of credit or bankers’ acceptances issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(7)	encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of PDC and its Restricted Subsidiaries, taken as a whole;

(9)	any attachment or judgment Liens not giving rise to an Event of Default;

(10)	Liens for the purpose of securing the payment of all or a part of the purchase price of, or Capital Lease Obligations with respect to, or the repair, improvement or construction cost of, assets or property acquired or repaired, improved or constructed in the ordinary course of business; provided that:

(a)	the aggregate principal amount of Indebtedness secured by such Liens is otherwise permitted to be incurred under the indenture and does not exceed the cost of the assets or property so acquired or repaired, improved or constructed plus fees and expenses in connection therewith; and

(b)	such Liens are created within 180 days of repair, improvement or construction or acquisition of such assets or property and do not encumber any other assets or property of PDC or any Restricted Subsidiary other than such assets or property and assets affixed or appurtenant thereto (including improvements);

(11)	Liens arising solely by virtue of any statutory or common law provisions relating to banker’s Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained or deposited with a depositary institution; provided that:

(a)	such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by PDC in excess of those set forth by regulations promulgated by the Federal Reserve Board; and

(b)	such deposit account is not intended by PDC or any Restricted Subsidiary to provide collateral to the depository institution;

(12)	Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by PDC and its Restricted Subsidiaries in the ordinary course of business;

(13)	Liens existing on the Issue Date;

(14)	Liens on property at the time PDC or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into PDC or a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that such Liens may not extend to any other property owned by PDC or any Restricted Subsidiary other than those of the Person merged or consolidated with PDC or such Restricted Subsidiary;

(15)	Liens on property or Capital Stock of a Person at the time such Person becomes a Restricted Subsidiary; provided, however, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming a Restricted Subsidiary; provided further, however, that such Liens may not extend to any other property owned by PDC or any Restricted Subsidiary;

(16)	Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to PDC or a Subsidiary Guarantor;

(17)	Liens securing the notes, the Subsidiary Guarantees and other obligations arising under the indenture;

(18)	Liens securing Permitted Refinancing Indebtedness of PDC or a Restricted Subsidiary incurred to refinance Indebtedness of PDC or a Restricted Subsidiary that was previously so secured; provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original Lien arose, could secure) the Indebtedness being refinanced or is in respect of property or assets that is the security for a Permitted Lien hereunder;

(19)	Liens in respect of Production Payments and Reserve Sales;

(20)	Liens on pipelines and pipeline facilities that arise by operation of law;

(21)	Liens arising under joint venture agreements, partnership agreements, oil and gas leases or subleases, assignments, purchase and sale agreements, division orders, contracts for the sale, purchasing, processing, transportation or exchange of oil or natural gas, unitization and pooling declarations and agreements, development agreements, area of mutual interest agreements, licenses, sublicenses, net profits interests, participation agreements, Farm-Out Agreements, Farm-In Agreements, carried working interest, joint operating, unitization, royalty, sales and similar agreements relating to the exploration or development of, or production from, oil and gas properties entered into in the ordinary course of business in a Related Business;

(22)	Liens reserved in oil and gas mineral leases for bonus, royalty or rental payments and for compliance with the terms of such leases;

(23)	Liens on, or related to, properties or assets to secure all or part of the costs incurred in the ordinary course of a Related Business for exploration, drilling, development, production, processing, transportation, marketing, storage, abandonment or operation;

(24)	Liens arising under the indenture in favor of the trustee for its own benefit and similar Liens in favor of other trustees, agents and representatives arising under instruments governing Indebtedness permitted to be incurred under the indenture; provided that such Liens are solely for the benefit of the trustees, agents or representatives in their capacities as such and not for the benefit of the holders of the Indebtedness;

(25)	Liens securing obligations of PDC and its Restricted Subsidiaries under non-speculative Hedging Obligations;

(26)	Liens on and pledges of the Equity Interests of any Unrestricted Subsidiary or any joint venture owned by PDC or any Restricted Subsidiary to the extent securing Non-Recourse Debt of such Unrestricted Subsidiary or joint venture;

(27)	Liens securing Indebtedness of any Foreign Subsidiary which Indebtedness is permitted by the indenture; and

(28)	Liens incurred in the ordinary course of business of PDC or any Restricted Subsidiary with respect to obligations that, at any one time outstanding, do not exceed the greater of (a) $25 million and (b)1.5% of Adjusted Consolidated Net Tangible Assets of PDC.

“Permitted Refinancing Indebtedness” means any Indebtedness of PDC or any of its Restricted Subsidiaries, any Disqualified Stock of PDC or any preferred stock of any Restricted Subsidiary (a) issued in exchange for, or the net proceeds of which are used to extend, renew, refund, refinance, replace, defease, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to or a deferral or renewal of ((a) and (b) above, collectively, a “Refinancing”), any other Indebtedness of PDC or any of its Restricted Subsidiaries (other than intercompany Indebtedness), any Disqualified Stock of PDC or any preferred stock of a Restricted Subsidiary in a principal amount or, in the case of Disqualified Stock of PDC or preferred stock of a Restricted Subsidiary, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing) the lesser of:

(1)	the principal amount or, in the case of Disqualified Stock or preferred stock, liquidation preference, of the Indebtedness, Disqualified Stock or preferred stock so Refinanced (plus, in the case of Indebtedness, the amount of premium, if any paid in connection therewith), and

(2)	if the Indebtedness being Refinanced was issued with any original issue discount, the accreted value of such Indebtedness (as determined in accordance with GAAP) at the time of such Refinancing.

Notwithstanding the preceding, no Indebtedness, Disqualified Stock or preferred stock will be deemed to be Permitted Refinancing Indebtedness, unless:

(1)	such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness, Disqualified Stock or preferred stock being Refinanced;

(2)	if the Indebtedness, Disqualified Stock or preferred stock being Refinanced is contractually subordinated or otherwise junior in right of payment to the notes, such Indebtedness, Disqualified Stock or preferred stock has a final maturity date or redemption date, as applicable, no earlier than the final maturity date or redemption date, as applicable, of, and is contractually subordinated or otherwise junior in right of payment to, the notes, on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness, Disqualified Stock or preferred stock being Refinanced at the time of the Refinancing; and

(3)	such Indebtedness or Disqualified Stock is incurred or issued by PDC or such Indebtedness, Disqualified Stock or preferred stock is incurred or issued by the Restricted Subsidiary who is the obligor on the Indebtedness being Refinanced or the issuer of the Disqualified Stock or preferred stock being Refinanced; provided that a Restricted Subsidiary that is also a Subsidiary Guarantor may guarantee Permitted Refinancing Indebtedness incurred by PDC, regardless of whether such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being Refinanced.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Production Payments” means Dollar-Denominated Production Payments and Volumetric Production Payments, collectively.

“Production Payments and Reserve Sales” means the grant or transfer by PDC or a Subsidiary of PDC to any Person of a royalty, overriding royalty, net profits interest, Production Payment, partnership or other interest in oil and gas properties, reserves or the right to receive all or a portion of the production or the proceeds from the sale of production attributable to such properties, including any such grants or transfers pursuant to incentive compensation programs on terms that are reasonably customary in the oil and gas business for geologists, geophysicists and other providers of technical services to PDC or a Subsidiary of PDC.

“Rating Agency” means any of S&P or Moody’s, or if (and only if) S&P or Moody’s shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by PDC, which shall be substituted for S&P or Moody’s, as the case may be.

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Issue Date by and among PDC, the Subsidiary Guarantors and the initial purchasers set forth therein.

“Related Business” means any business which is the same as or related, ancillary or complementary to any of the businesses of PDC and its Restricted Subsidiaries on the Issue Date, which includes (1) the acquisition, exploration, exploitation, development, production, operation and disposition of interests in oil, gas and other Hydrocarbon properties, and the utilization of PDC’s and its Restricted Subsidiaries’ properties, (2) the gathering, marketing, treating, processing, storage, refining, selling and transporting of any production from such interests or properties and products produced in association therewith, (3) any power generation and electrical transmission business, (4) oil field sales and services and related activities, (5) development, purchase and sale of real estate and interests therein, and (6) any business or activity relating to, arising from, or necessary, appropriate or incidental to the activities described in the foregoing clauses (1) through (5) of this definition.

“Reporting Failure” means the failure of PDC to file with the SEC and make available or otherwise deliver to the trustee and each holder of notes, within the time periods specified in “—Covenants—Reports” (after giving effect to any grace period specified under Rule 12b-25 under the Exchange Act), the periodic reports, information, documents or other reports that PDC may be required to file with the SEC pursuant to such provision.

“Restricted Investment” means any Investment other than a Permitted Investment.

“Restricted Subsidiary” means any Subsidiary of PDC other than an Unrestricted Subsidiary.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Credit Agreement” means the Second Amended and Restated Credit Agreement dated as of November 5, 2010 as amended at various times prior to the Issue Date, among (i) PDC, as borrower, (ii) Riley Natural Gas Company, as a guarantor, (iii) JPMorgan Chase Bank, N.A., as administrative agent and lender, and (iv) the lenders party thereto from time to time, and any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, restated, modified, supplemented, increased, renewed, refunded, replaced (including replacement after the termination of such credit facility), supplemented, restructured or refinanced in whole or in part from time to time in one or more agreements or instruments.

“Senior Debt” means:

(1)	all Indebtedness of PDC or any of its Restricted Subsidiaries outstanding under Credit Facilities and all Hedging Obligations with respect thereto;

(2)	the notes and any other Indebtedness of PDC or any of its Restricted Subsidiaries permitted to be incurred under the terms of the indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the notes or any Subsidiary Guarantee; and

(3)	all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding	anything to the contrary in the preceding sentence, Senior Debt will not include:

(a)	any intercompany Indebtedness of PDC or any of its Subsidiaries to PDC or any of its Affiliates;

(b)	any Indebtedness that is incurred in violation of the indenture; or

(c)	any trade payables or taxes owed or owing by PDC or any Restricted Subsidiary.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” of PDC within the meaning of Rule 1-02 under Regulation S-X under the Securities Act.

“Sponsored Limited Partnerships” means any drilling partnership in existence as of December 31, 2007 in which PDC is the managing general partner but which is not majority-owned by PDC, directly or indirectly.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of its issue date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Debt” means Indebtedness of PDC or a Subsidiary Guarantor that is contractually subordinated in right of payment (by its terms or the terms of any document or instrument relating thereto), to the notes or the Subsidiary Guarantee of such Subsidiary Guarantor, as applicable.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of its Voting Stock is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Notwithstanding the foregoing, none of the Sponsored Limited Partnerships or PDC Mountaineer, LLC shall be Subsidiaries.

“Subsidiary Guarantee” means any Guarantee of the notes by any Subsidiary Guarantor in accordance with the provisions of the indenture described under the caption “—Covenants— Subsidiary guarantees.”

“Subsidiary Guarantor” means each Restricted Subsidiary that has become obligated under a Subsidiary Guarantee, in accordance with the terms of the guarantee provisions of the indenture, but only for so long as such Subsidiary remains so obligated pursuant to the terms of the indenture.

“Unrestricted Subsidiary” means any Subsidiary of PDC (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger or consolidation or Investment therein) that is designated by the Board of Directors of PDC as an Unrestricted Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	is a Person with respect to which neither PDC nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(3)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of PDC or any of its Restricted Subsidiaries, except to the extent such Guarantee or credit support would be released upon such designation.

Any Subsidiary of an Unrestricted Subsidiary shall also be an Unrestricted Subsidiary.

“Volumetric Production Payments” means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all related undertakings and obligations.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations that may be relevant to the exchange of current notes for new notes and to the ownership and disposition of new notes, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, administrative rulings, and judicial decisions all as in effect or in existence as of the date of this prospectus, all of which are subject to change, possibly on a retroactive basis, or to different interpretations. This summary applies only to holders who purchased current notes at a price equal to the issue price of the current notes (i.e., the first price at which a substantial amount of the current notes were sold other than to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers), participate in the exchange described herein, and held the current notes and will hold the new notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address tax considerations applicable to holders that may be subject to special tax rules, including: persons subject to the alternative minimum tax; certain former citizens or long-term residents of the United States; financial institutions; tax-exempt entities (including retirement plans, individual retirement accounts, and tax-deferred accounts); insurance companies; dealers in securities or currencies; traders in securities; persons holding notes as part of a conversion, constructive sale, wash sale or other integrated transaction or a hedge, straddle or synthetic security; regulated investment companies and their shareholders; real estate investment trusts; pass-through entities, including partnerships and entities and arrangements classified as partnerships for U.S. federal tax purposes, and beneficial owners of pass-through entities; and U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar. Moreover, this summary does not address U.S. federal estate, gift, or generation-skipping tax consequences, if any, or any state, local, or foreign tax consequences, if any, to holders of the notes. We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with these statements and conclusions.

This summary assumes that the current notes are properly treated for tax purposes as not being issued with original issue discount (“OID”) for U.S. federal income tax purposes.

HOLDERS WHO EXCHANGE CURRENT NOTES FOR NEW NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS OF ANY TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL, OR FOREIGN TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Payments Upon Early Redemptions and Other Circumstances

In certain circumstances, we may be required to make payments in excess of stated interest and the adjusted issue price of the notes (see “Description of the New Notes — Optional Redemption” and “Description of the New Notes — Repurchase at the Option of Holders — Change of control”). The possibility of such potential payments may cause the notes to be “contingent payment debt instruments” for U.S. federal income tax purposes. We do not intend to treat such potential payments as causing the notes to be considered contingent payment debt instruments, and our determination is binding on holders unless the holder discloses a contrary position in the manner required by applicable Treasury regulations. Our determination is not, however, binding on the IRS, and if the IRS were to challenge this determination a holder might be required to accrue gain on the notes at a higher yield and to treat as ordinary income (rather than as capital gain) any gain realized on a taxable disposition of notes before the resolution of the contingencies. The remainder of this discussion assumes that the notes will not be treated as contingent payment debt instruments for U.S. federal income tax purposes.

Exchange of Current Notes for New Notes

The exchange of current notes for new notes should not constitute a material modification of the terms of the current notes and therefore should not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, a holder should not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange. The holding period in a new note should include the holder’s holding period in the old note exchanged for the new note, and a holder’s basis in a new note immediately after the exchange should be the adjusted tax basis in the old note exchanged for the new note immediately before the exchange.

U.S. Holders

The following discussion applies to you if you are a “U.S. Holder” (as defined below).

Definition of U.S. Holder

You are a “U.S. Holder” for purposes of this discussion if you are a beneficial owner of notes and you are, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, that was created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation, regardless of its source; or

•

a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If an entity treated as a partnership for U.S. federal income tax purposes (a “Partnership”) holds our notes, the tax treatment of a partner or member thereof will generally depend upon the status of the partner or member and the activities of the Partnership. If you are a partner or member of a Partnership that holds our notes, you should consult your tax advisor regarding the U.S. federal income tax consequences of the exchange of current notes for new notes and the ownership and disposition of new notes.

Payment of Interest

Interest paid on new notes generally will be taxable to a U.S. Holder as ordinary interest income at the time such amounts are accrued or received in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

Sale, Exchange, or Redemption of New Notes

A U.S. Holder generally will recognize capital gain or loss upon the sale, exchange, redemption, or other taxable disposition of a new note equal to the difference between the amount of cash proceeds and the fair market value of any property received on the sale, exchange, redemption, or other disposition (except to the extent this amount is attributable to accrued and unpaid interest, which is taxable as ordinary income to the extent not already included in the U.S. Holder’s income in the manner described under “—U.S. Holders—Payment of Interest) and the U.S. Holder’s adjusted tax basis in the new note. The gain or loss generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if the holding period for the new note is longer than one year, and will be short-term capital gain or loss otherwise.

Under current law, long-term capital gains of non-corporate U.S. Holders are taxed at reduced rates. Short-term capital gains are taxed at ordinary income rates. The deductibility of capital losses is subject to limitations.

Information Reporting and Backup Withholding Tax

In general, information reporting is required with respect to a U.S. Holder as to certain payments of principal and interest on notes and on the proceeds from the taxable disposition of notes, unless the U.S. Holder is a corporation or other exempt person. In addition, “backup withholding” at a rate of 28% (which rate currently is scheduled to increase to 31% for tax years beginning on or after January 1, 2013) may apply:

•	to any payments made of principal or interest on notes, and

•	to payments of the proceeds of a sale or other taxable disposition of notes,

if a U.S. Holder is not exempt and fails to provide a correct taxpayer identification number certified under penalties of perjury, as well as certain information or otherwise fails to comply with applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax and may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, provided that the correct information or an appropriate claim form is timely filed with the IRS.

Medicare Tax on Unearned Income

For taxable years beginning after December 31, 2012, a surtax of 3.8% (the “unearned income Medicare contribution tax”) is imposed on the “net investment income” of certain U.S. Holders to the extent that net investment income exceeds a certain threshold. Net investment income generally includes dividends and net gain from the disposition of property (other than property held in a “non-passive” trade or business). Net investment income is reduced by deductions that are properly allocable to such income.

Non-U.S. Holders

The following discussion applies to you if you are a “Non-U.S. Holder” (as defined below).

Definition of Non-U.S. Holder

You are a “Non-U.S. Holder” for purposes of this discussion if you are a beneficial owner of a note and you are an individual, corporation, estate or trust that is not a U.S. Holder.

Payment of Interest

Subject to the discussion below under “Foreign Accounts,” payments to a Non-U.S. Holder of interest on the notes will not be subject to U.S. federal withholding tax if such Non-U.S. Holder qualifies for the “portfolio interest” exemption of the Code. A Non-U.S. Holder qualifies for the portfolio interest exemption if:

(1)	the Non-U.S. Holder does not, directly or indirectly, actually or constructively, own 10% or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of section 871(h)(3) of the Code and the Treasury Regulations thereunder;

(2)	the Non-U.S. Holder is not a controlled foreign corporation for U.S. federal income tax purposes that is related, directly or indirectly, actually or constructively, to us through sufficient stock ownership (as provided in the Code);

(3)	the Non-U.S. Holder is not a bank receiving interest on the notes in connection with the extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

(4)	interest on the notes is not effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder; and,

(5)	the Non-U.S. Holder provides a signed written statement, on an IRS Form W-8BEN (or other applicable form) that can reliably be associated with the Non-U.S. Holder, certifying under penalties of perjury that the Non-U.S. Holder is not a “U.S. person” within the meaning of the Code and providing the Non-U.S. Holder’s name and address to:

(A)	us or our paying agent; or

(B)	a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds our notes on behalf of the Non-U.S. Holder and that certifies to us or our paying agent under penalties of perjury that it, or the bank or financial institution between it and the Non-U.S. Holder, has received from the Non-U.S. Holder such signed, written statement and provides us or our paying agent with a copy of such statement.

The applicable Treasury Regulations provide alternative methods for satisfying the certification requirements described above. Special rules apply to foreign partnerships, estates, and trusts, and in certain circumstances, certifications as to the foreign status of partners, trust owners, or beneficiaries may have to be provided to us or our paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS, and such intermediaries generally are not required to forward any certification forms received from a Non-U.S. Holder.

Interest income of a Non-U.S. Holder that is not effectively connected with the conduct of a U.S. trade or business and that does not qualify for the portfolio interest exemption described above will generally be subject to a withholding tax at a 30% rate, unless the Non-U.S. Holder provides us or our paying agent with a properly executed IRS Form W-8BEN (or successor form) claiming an exemption from, or reduction in the rate of, withholding under an applicable income tax treaty.

Interest income of a Non-U.S. Holder that is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder (and, if an applicable tax treaty so requires, is attributable to a permanent establishment of the Non-U.S. Holder in the United States) (“effectively connected interest income”) will generally be taxed in the same manner as interest received by a U.S. Holder. See discussion above under “U.S. Holders—Payment of Interest.” Effectively connected interest income received by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or, a reduced rate under an applicable income tax treaty). Effectively connected interest income is generally not subject to withholding tax if the Non-U.S. Holder provides a properly executed IRS Form W-8ECI (or successor form) to us or our agent.

Sale, Exchange, or Redemption of New Notes

A Non-U.S. Holder will generally not be subject to U.S. federal income tax or withholding tax on any gain realized on the sale, exchange, redemption, or other taxable disposition of a new note unless:

(1)	the Non-U.S. Holder is an individual who has been present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and certain other requirements are met;

(2)	the gain is effectively connected with the conduct of a U.S. trade or business (and if an applicable treaty so requires, is attributable to a permanent establishment in the United States); or,

(3)	such gain represents accrued but unpaid stated interest not previously included in income, in which case the rules regarding the payment of interest would apply.

If the first exception applies, the Non-U.S. Holder generally will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) on the amount by which such Non-U.S. Holder’s capital gains allocable to U.S. sources exceeds capital losses allocable to U.S. sources during the taxable year of the disposition.

Gain of a Non-U.S. Holder that is effectively connected with a U.S. trade or business conducted by the Non-U.S. Holder (and, if an applicable tax treaty so requires, is attributable to a permanent establishment of the Non-U.S. Holder in the United States) (“effectively connected gain”) will generally be taxed in the same manner as gain recognized by a U.S. Holder (and such income or gain will, subject to the discussion below under “Foreign Accounts,” be exempt from U.S. federal withholding tax if you provide a properly executed IRS Form W-8ECI or other appropriate certification. Effectively connected income and gain recognized by a corporate Non-U.S. Holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate (or, a reduced rate under an applicable income tax treaty).

Information Reporting and Backup Withholding Tax

Payments of interest on new notes, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and the Non-U.S. Holder. Copies of the information returns reporting such interest and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

U.S. backup withholding generally will not apply to payments to a Non-U.S. Holder of interest and principal on new notes if the certification described in “—Non-U.S. Holders—Payment of Interest” is duly provided or if the Non-U.S. Holder otherwise establishes an exemption, provided that we do not have actual knowledge or reason to know that such person is a United States person (as defined in the Code) or that the exemption conditions are not satisfied.

Information reporting requirements and backup withholding tax generally will not apply to any payment to a Non-U.S. Holder of the proceeds of the sale of a new note effected outside the United States by a foreign office of a “broker” (as defined in applicable Treasury Regulations). However, if the broker:

(1)	is a United States person;

(2)	derives 50% or more of its gross income from all sources for certain periods from the conduct of a United States trade or business;

(3)	is a controlled foreign corporation as to the United States; or,

(4)	is a foreign partnership that, any time during its taxable year, has more than 50% of its income or capital interests owned in the aggregate by United States persons, or is engaged in the conduct of a U.S. trade or business;

then payment of the proceeds will be subject to information reporting requirements unless the broker has documentary evidence in its records that the payee is a Non-U.S. Holder and certain other conditions are met, or the Non-U.S. Holder otherwise establishes an exemption.

Payment to a Non-U.S. Holder of the proceeds of a disposition of a new note to or through the U.S. office of a foreign or U.S. broker is subject to information reporting and backup withholding requirements, unless the Non-U.S. Holder provides the certification described in “—Non-United States Holders—Payment of Interest” or otherwise establishes an exemption and the broker does not have actual knowledge or reason to know that the Non-U.S. Holder is a United States person or that the exemption conditions are not satisfied.

Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules generally will be allowed as a credit against U.S. federal income tax liability, if any, and may be refunded, provided that the required information is timely furnished to the IRS.

Foreign Accounts

The Foreign Account Tax Compliance Act (“FATCA”), enacted in 2010, generally imposes a 30% withholding tax on interest on, or the gross proceeds from the sale or other disposition of, notes paid to a foreign financial institution or to a foreign non-financial entity, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the foreign non-financial entity either certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise establishes an exemption from these rules. If the payee is a foreign financial institution that does not establish an exemption, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. Under certain circumstances, an account holder may be eligible for refunds or credits of such taxes.

Although the withholding rules described above currently would apply to applicable payments made after December 31, 2012, proposed Treasury Regulations provide that such rules will apply to payments of interest on notes made on or after January 1, 2014 and to payments of gross proceeds from a sale or other disposition of notes on or after January 1, 2015. Under a recent IRS announcement, the withholding rules applicable to payments of gross proceeds from a sale or other disposition of notes would apply to sales or dispositions occurring on or after January 1, 2016. Moreover, proposed Treasury Regulations extend the date of the initial application of such rules and indicate that such rules would not apply to any payments made on debt securities outstanding on January 1, 2013.

The proposed Treasury Regulations and the IRS announcement described above will not be effective until applicable Treasury Regulations are issued in their final form, and as of the date of this prospectus it is not possible to predict the provisions of final Treasury Regulations. Prospective holders should consult their own tax advisors with respect to the tax consequences of FATCA.

PLAN OF DISTRIBUTION

If you want to participate in the exchange offer, you must represent, among other things, that you:

•

are not an “affiliate” of ours, as defined in Rule 405 of the Securities Act (or if you are such an “affiliate”, you must comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable);

•	are not engaged in and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of new notes to be issued in the exchange offer;

•	acquired the new notes issued in the exchange offer in the ordinary course of your business;

•	are not a broker-dealer that acquired the current notes from us or in market-making transactions or other trading activities; and

•	are not acting on behalf of any person who could not truthfully and completely make the foregoing representations.

If you fail to satisfy any of these conditions, you cannot rely on the position of the SEC set forth in the no-action letters referred to above under “The Exchange Offer—Terms of the Exchange Offer” and you must comply with the applicable registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer where such current notes were acquired as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for current notes where such current notes were acquired as a result of market-making activities or other trading activities.

The SEC considers broker-dealers that acquired current notes directly from us, but not as a result of market-making activities or other trading activities, to be making a distribution of the new notes if they participate in the exchange offer. Consequently, these broker-dealers must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the new notes.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Until the earlier of 180 days from the completion date of this exchange offer or such time as such broker-dealers no longer hold any current notes, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. Any such requests should be directed to General Counsel, PDC Energy, Inc., 1775 Sherman Street, Suite 3000 Denver, Colorado 80203; telephone: 303-860-5800.

We have agreed in the registration rights agreement to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the new notes and the related guarantees will be passed upon for us by Davis Graham & Stubbs LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report(s) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The statement of revenues and direct operating expenses of the oil and gas properties purchased by PDC Energy, Inc., for the year ended December 31, 2011, has been incorporated by reference herein in reliance upon the report of KPMG LLP, independent auditors, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG LLP dated May 11, 2012 contains an explanatory paragraph that states the statement of revenues and direct operating expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the revenues and expenses of the properties.

Estimates of our oil and natural gas reserves and related information as of December 31, 2011, 2010 and 2009 incorporated by reference in this prospectus have been derived from engineering reports prepared by Ryder Scott. Estimates of certain oil and natural gas reserves and related information of leasehold and royalty interests of Merit Energy Company as of April 1, 2012 incorporated by reference in this prospectus have been derived from an engineering report prepared by Ryder Scott. The estimates have been so incorporated in reliance upon the reports of Ryder Scott given upon its authority as an expert in petroleum engineering.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may call the SEC at 1-800-SEC-0330 for more information regarding the public reference room. Our filings with the SEC are also available to the public through the SEC’s website www.sec.gov.

We also make available on our website, free of charge, our SEC filings, as soon as reasonably practicable after they are electronically filed with or furnished to the SEC. Our website address is www.pdce.com. The information contained on our website is not incorporated by reference in this document.

INCORPORATION BY REFERENCE

The following reports, including the exhibits thereto, are incorporated by reference in, and are an integral part of, this prospectus, and references to this “prospectus” include the documents (or portions of documents) incorporated by reference in this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2011;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012; and

•

our Current Reports on Form 8-K filed on January 20, 2012 (two filings), March 2, 2012, May 14, 2012 (two filings), May 16, 2012, June 8, 2012, June 13, 2012, July 2, 2012, September 25, 2012 and October 3, 2012 (two filings).

Any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K) prior to the completion of this offering are also incorporated by reference in this prospectus.

Any statement contained herein, or in any documents incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained herein or in any subsequently filed document which is incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of any of the foregoing documents without charge upon written or oral request directed to General Counsel, PDC Energy, Inc., 1775 Sherman Street, Suite 3000, Denver, CO 80203; telephone: 303-860-5800.

ANNEX A

LETTER OF TRANSMITTAL

To Tender

$500,000,000 7.750% Senior Notes due 2022

That Have Been Registered Under the Securities Act of 1933

For Any and All Outstanding Unregistered

7.750% Senior Notes due 2022

of

PDC Energy, Inc.

Pursuant to the Prospectus dated November [    ], 2012

THE EXCHANGE OFFER WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON [                        ], 2013 UNLESS THE EXCHANGE OFFER IS EXTENDED (THE “EXPIRATION DATE”). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE.

The Exchange Agent for the Exchange Offer is:

U.S. Bank National Association

60 Livingston Avenue

EP-MN-WS2N

St. Paul, MN 55107

Attn: Specialized Finance

Fax: 651-495-8158

For Information, Call: 800-934-6802

Delivery of this Letter of Transmittal to an address other than as set forth above or transmission of instructions to a facsimile number other than the one listed above will not constitute a valid delivery. The instructions set forth in this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed.

HOLDERS WHO WISH TO BE ELIGIBLE TO RECEIVE NEW NOTES FOR THEIR CURRENT NOTES PURSUANT TO THE EXCHANGE OFFER MUST VALIDLY TENDER (AND NOT WITHDRAW) THEIR CURRENT NOTES TO THE EXCHANGE AGENT PRIOR TO THE EXPIRATION DATE.

By execution hereof, the undersigned acknowledges receipt of the prospectus dated November [__], 2012 (the “Prospectus”) of PDC Energy, Inc., a Nevada corporation (the “Company”) which, together with this Letter of Transmittal (the “Letter of Transmittal”), constitutes the Company’s offer to exchange (the “Exchange Offer”) up to $500,000,000 aggregate principal amount of its 7.750% Senior Notes due 2022 (the “New Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement of which the Prospectus constitutes a part, for a like principal amount of its outstanding unregistered 7.750% Senior Notes due 2022 (the “Current Notes”), upon the terms and subject to the conditions set forth in the Prospectus. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

This Letter of Transmittal is to be used by Holders if certificates representing Current Notes are to be physically delivered to the Exchange Agent herewith by Holders. Delivery of documents to DTC does not constitute delivery to the Exchange Agent.

If delivery of the Current Notes is to be made by book-entry transfer to the account maintained by the Exchange Agent at DTC, this Letter of Transmittal need not be manually executed; provided, however, that tenders of Current Notes must be effected in accordance with the procedures mandated by The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”). If tenders of Current Notes are to be made in accordance with ATOP procedures, a tendering Holder will become bound by the terms and conditions hereof in accordance with the procedures established under ATOP (including by execution hereof, an agreement by the tendering Holder that the Company may rely on the tendering Holder’s indication of its status as a broker-dealer as set forth below).

The term “Holder” with respect to the Exchange Offer means: (i) any person in whose name Current Notes are registered on the books of the Company or the trustee or any other person who has obtained a properly completed bond power from the registered Holder or (ii) any participant in DTC whose Current Notes are held of record by DTC who desires to deliver such Current Notes by book-entry transfer at DTC.

The undersigned has completed, executed and delivered this Letter of Transmittal to indicate the action the undersigned desires to take with respect to the Exchange Offer. Holders who wish to tender their Current Notes must complete this letter in its entirety.

The instructions included with this Letter of Transmittal must be followed. Questions and requests for assistance or for additional copies of the Prospectus and this Letter of Transmittal may be directed to the Exchange Agent at the address set forth on the cover page of this Letter of Transmittal. See Instruction 8. Requests sent to the Company will not be effective.

List below the Current Notes to which this Letter of Transmittal relates. If the space provided below is inadequate, list the certificate numbers and principal amounts on a separately executed schedule and affix the schedule to this Letter of Transmittal. Tenders of Current Notes will be accepted only in authorized denominations.

DESCRIPTION OF CURRENT NOTES
Name(s) and Address(es) of Holder(s) (Please fill in if blank)	Certificate Number(s)* (attach signed list if necessary)	Aggregate Principal Amount of Old Note(s)	Aggregate Principal Amount Tendered (if less than all)**

TOTAL PRINCIPAL AMOUNT OF CURRENT NOTES TENDERED
* Need not be completed by Holders tendering by book-entry transfer.

**     Need not be completed by Holders who wish to tender with respect to all Current Notes listed. Current Notes tendered hereby must be in denominations of $2,000 and $1,000 integral multiples of $2,000 thereof.

☐	CHECK HERE IF CURRENT NOTES ARE BEING DELIVERED BY DTC BOOK-ENTRY TRANSFER MADE TO THE ACCOUNT MAINTAINED BY THE EXCHANGE AGENT WITH DTC AND COMPLETE THE FOLLOWING:

Name of Tendering Institution: ______________________________________________________________________________

DTC Book-Entry Account Number: __________________________________________________________________________

Transaction Code Number: _________________________________________________________________________________

BY CREDITING THE CURRENT NOTES TO THE EXCHANGE AGENT’S ACCOUNT WITH DTC’S ATOP AND BY COMPLYING WITH APPLICABLE ATOP PROCEDURES WITH RESPECT TO THE EXCHANGE OFFER, THE HOLDER OF THE CURRENT NOTES ACKNOWLEDGES AND AGREES TO BE BOUND BY THE TERMS OF THIS LETTER OF TRANSMITTAL AND CONFIRMS ON BEHALF OF ITSELF AND THE BENEFICIAL OWNERS OF SUCH CURRENT NOTES ALL PROVISIONS OF THIS LETTER OF TRANSMITTAL APPLICABLE TO IT AND SUCH BENEFICIAL OWNERS AS FULLY AS IF SUCH BENEFICIAL OWNERS HAD COMPLETED THE INFORMATION REQUIRED HEREIN AND EXECUTED AND TRANSMITTED THIS LETTER OF TRANSMITTAL.

☐	CHECK HERE IF TENDERED BY BOOK-ENTRY TRANSFER AND NON-EXCHANGED CURRENT NOTES ARE TO BE RETURNED BY CREDITING THE DTC ACCOUNT SET FORTH ABOVE.

☐	CHECK HERE IF YOU ARE A BROKER-DEALER AND ARE ELIGIBLE TO PARTICIPATE IN THE EXCHANGE OFFER. IF SO, YOU WILL RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name: __________________________________________________________________________________________________

Address: ________________________________________________________________________________________________

ATTENTION BROKER-DEALERS: IMPORTANT NOTICE

CONCERNING YOUR ABILITY TO RESELL THE NEW NOTES

IF THE EXCHANGE AGENT DOES NOT RECEIVE ANY LETTERS OF TRANSMITTAL FROM BROKER-DEALERS REQUESTING ADDITIONAL COPIES OF THE PROSPECTUS FOR USE IN CONNECTION WITH RESALES OF THE NEW NOTES, BROKER-DEALERS MAY NOT USE THE PROSPECTUS AND THE COMPANY WILL HAVE NO OBLIGATION TO MAINTAIN THE EFFECTIVENESS OF THE REGISTRATION STATEMENT. IF THE EFFECTIVENESS OF THE REGISTRATION STATEMENT IS TERMINATED, YOU WILL NOT BE ABLE TO USE THE PROSPECTUS IN CONNECTION WITH RESALES OF NEW NOTES AFTER SUCH TIME. SEE SECTION ENTITLED “THE EXCHANGE OFFER—TERMS OF THE EXCHANGE OFFER” CONTAINED IN THE PROSPECTUS FOR MORE INFORMATION. BY EXECUTION HEREOF, THE UNDERSIGNED AGREES THAT THE COMPANY MAY RELY ON THE UNDERSIGNED’S INDICATION OF ITS STATUS AS BROKER-DEALER AS SET FORTH ABOVE.

Ladies and Gentlemen:

Subject to the terms of the Exchange Offer, the undersigned hereby tenders to the Company the principal amount of Current Notes indicated above. By executing this Letter of Transmittal the undersigned hereby irrevocably constitutes and appoints the Exchange Agent its agent and attorney-in-fact (with full knowledge that the Exchange Agent also acts as the agent of the Company and as trustee under the indenture for the Current Notes and the New Notes) with respect to the tendered Current Notes with full power of substitution to (i) deliver certificates for such Current Notes to the Company, or transfer ownership of such Current Notes on the account books maintained by DTC, together, in either such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company and (ii) present such Current Notes for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Current Notes, all in accordance with the terms of the Exchange Offer. The power of attorney granted in this paragraph shall be deemed irrevocable and coupled with an interest.

The undersigned hereby further represents to the Company that (i) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer is an “affiliate” of the Company or its subsidiaries, as defined under Rule 405 under the Securities Act, (ii) neither the undersigned nor any person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer (if not a broker-dealer referred to in the last sentence of this paragraph) is engaging or intends to engage in the distribution of the New Notes and none of them have any arrangement or understanding with any person to participate in the distribution of the New Notes, (iii) the New Notes to be acquired pursuant to the Exchange Offer will be acquired in the ordinary course of business of the person acquiring the New Notes, whether or not such person is the undersigned, (iv) if it is a broker-dealer that holds Current Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Current Notes acquired directly from the Company or any of its affiliates), it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resales of the New Notes received by it in the Exchange Offer, (v) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer acknowledge and agree that any broker-dealer or any person participating in the Exchange Offer for the purpose of distributing the New Notes (x) must comply with the registration and Prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction of the New Notes acquired by such person and (y) cannot rely on the position of the staff of the Securities and Exchange Commission (the “Commission”) set forth in the Exxon Capital Holdings Corporation no-action letter (available May 13, 1988) and the Morgan Stanley and Co., Inc. no-action letter (available June 5, 1991), as interpreted in the Commission’s no-action letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters, (vi) the undersigned and each person receiving any New Notes directly or indirectly from the undersigned pursuant to the Exchange Offer understand that a secondary resale transaction described in clause (v) above should be covered by an effective registration statement; (vii) if it is a broker-dealer, that it did not purchase the Securities to be exchanged in the Exchange Offer from the Company or any of its affiliates, and (viii) the undersigned is not acting on behalf of any person who could not truthfully and completely make the representations contained in the foregoing subclauses (i) through (viii). If the undersigned is a broker-dealer that will receive New Notes for its own account in exchange for Current Notes that were acquired as a result of market making or other trading activities, it acknowledges that it will deliver a Prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes received in respect of such Current Notes pursuant to the Exchange Offer; however, by so acknowledging and by delivering a Prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

The Company has agreed that, subject to the provisions of the registration rights agreement, the Prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer (as defined below) in connection with resales of New Notes received in exchange for Current Notes, where such Current Notes were acquired by such participating broker-dealer for its own account as a result of market-making activities or other trading activities, for a period of up to 180 days commencing when New Notes are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 180th day after the exchange offer has been completed or such time as such broker-dealers no longer own any Current Notes. In that regard, each broker-dealer who acquired Current Notes for its own account as a result of market-making or other trading activities (a “participating broker-dealer”), by tendering such Current Notes and executing, or otherwise becoming bound by, this Letter of Transmittal, agrees that, upon receipt of notice from the Company of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in the Prospectus untrue in any material respect or which causes the Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference therein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the registration rights agreement, such participating broker-dealer will suspend the sale of New Notes pursuant to the Prospectus until the Company has amended or supplemented the Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to the participating broker-dealer or the Company has given notice that the sale of the New Notes may be resumed, as the case may be.

The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent or the Company to be necessary or desirable to complete the assignment and transfer of the Current Notes tendered hereby.

The undersigned acknowledges that, for purposes of the Exchange Offer, the Company will be deemed to have accepted for exchange, and to have exchanged, validly tendered Current Notes, if, as and when the Company gives oral or written notice thereof to the Exchange Agent.

All authority herein conferred or agreed to be conferred shall survive the death, incapacity, liquidation, dissolution, winding up or any other event relating to the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned acknowledges that the Company’s acceptance of Current Notes validly tendered for exchange pursuant to any one of the procedures described in the section of the Prospectus entitled “The Exchange Offer” and in the instructions hereto will constitute a valid, binding and enforceable agreement between the undersigned and the Company upon the terms and subject to the conditions of the Exchange Offer.

Unless otherwise indicated under “Special Issuance Instructions,” please issue the certificates representing the New Notes issued in exchange for the Current Notes accepted for exchange and return any Current Notes not tendered or not exchanged, in the name(s) of the undersigned (or in either such event in the case of Current Notes tendered by DTC, by credit to the account at DTC). Similarly, unless otherwise indicated under “Special Delivery Instructions,” please send the certificates representing the New Notes issued in exchange for the Current Notes accepted for exchange and any certificates for Current Notes not tendered or not exchanged (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signatures, unless, in either event, tender is being made through DTC. In the event that both “Special Issuance Instructions” and “Special Delivery Instructions” are completed, please issue the certificates representing the New Notes issued in exchange for the Current Notes accepted for exchange and return any Current Notes not tendered or not exchanged in the name(s) of, and send said certificates to, the person(s) so indicated. The undersigned recognizes that the Company has no obligation pursuant to the “Special Issuance Instructions” and “Special Delivery Instructions” to transfer any Current Notes from the name of the registered holder(s) thereof if the Company does not accept for exchange any of the Current Notes so tendered.

HOLDER(S) SIGN HERE

X	Date:
Signature of Owner

Must be signed by registered holder(s) exactly as name(s) appear(s) on certificate(s) for the Current Notes hereby tendered or on a security position listing, or by any person(s) authorized to become the registered holder(s) by endorsements and documents transmitted herewith. If signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or another acting in a fiduciary or representative capacity, please set forth the signer’s full title. See Instruction 6.

Names

Capacity (Full Title)

Address (including zip code)

Area Code and Telephone Number

Tax Identification Number or Social Security Number

SIGNATURE GUARANTEE

(SIGNATURE(S) MUST BE GUARANTEED IF REQUIRED BY INSTRUCTION 1)

(Name of Eligible Institution Guaranteeing Signatures)

(Address (including zip code) and Telephone Number (including area code) of Firm)

(Authorized Signature)

(Printed Name)

(Title)

Date

SPECIAL ISSUANCE INSTRUCTIONS (See Instruction 4 herein)	SPECIAL DELIVERY INSTRUCTIONS (See Instruction 4 herein)

To be completed ONLY if certificates for Current Notes in a principal amount not tendered are to be issued in the name of, or the New Notes issued pursuant to the Exchange Offer are to be issued to the order of, someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or issued to an address different from that shown in the box entitled “Description of Current Notes” within this Letter of Transmittal, or if Current Notes tendered by book-entry transfer that are not accepted for purchase are to be credited to an account maintained at DTC other than the account at DTC indicated above.	To be completed ONLY if certificates for Current Notes in a principal amount not tendered or not accepted for purchase or the New Notes issued pursuant to the Exchange Offer are to be sent to someone other than the person or persons whose signature(s) appear(s) within this Letter of Transmittal or to an address different from that shown in the box entitled “Description of Current Notes” within this Letter of Transmittal or to be credited to an account maintained at DTC other than the account at DTC indicated above.

Name:	Name:
(Please Print)	(Please Print)

Address:	Address:
(Please Print)	(Please Print)

Zip Code	Zip Code

Taxpayer Identification or Social Security Number	Taxpayer Identification or Social Security Number

☐ Credit unexchanged Current Notes delivered by book-entry transfer to the Book-Entry Transfer Facility account set forth below.

Book-Entry Facility Account Number, if applicable

INSTRUCTIONS

Forming Part of the Terms and Conditions

of the Exchange Offer

1. Guarantee of Signatures.

No signature guarantee on this Letter of Transmittal is required if:

(i) this Letter of Transmittal is signed by the registered Holder (which term, for purposes of this document, shall include any participant in DTC whose name appears on a security position listing as the owner of the Current Notes) of Current Notes tendered herewith, or

(ii) such Current Notes are tendered for the account of a firm that is an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “Eligible Institution”).

In all other cases, an Eligible Institution must guarantee the signature(s) on this Letter of Transmittal.

2. Delivery of this Letter of Transmittal and Current Notes.

The certificates for the tendered Current Notes (or a confirmation of a book-entry into the Exchange Agent’s account at DTC of all Current Notes delivered electronically), as well as a properly completed and duly executed copy of this Letter of Transmittal or facsimile hereof and any other documents required by this Letter of Transmittal must be received by the Exchange Agent at its address set forth herein prior to 11:59 p.m., New York City time, on the Expiration Date. The method of delivery of the tendered Current Notes, this Letter of Transmittal and all other required documents to the Exchange Agent are at the election and risk of the Holder and, except as otherwise provided below, the delivery will be deemed made only when actually received by the Exchange Agent. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Current Notes should be sent to the Company.

Holders who wish to tender their Current Notes and cannot complete the procedure for book-entry transfer on a timely basis, must tender their Current Notes through ATOP by following the guaranteed delivery procedures set forth in the Prospectus under “The Exchange Offer—Guaranteed Delivery”.

3. Partial Tenders.

Holders may tender some or all of their Current Notes pursuant to the Exchange Offer in denominations of $2,000 and $1,000 integral multiples in excess of $2,000 thereof. If a tender for exchange is to be made with respect to less than the entire principal amount of any Current Notes, fill in the principal amount of Current Notes which are tendered for exchange in column (3) of the box entitled “Description of Current Notes.” In case of a partial tender for exchange, the untendered principal amount of the Current Notes will be credited to the DTC account of the tendering Holder, unless otherwise indicated in the appropriate box on this Letter of Transmittal, promptly after the expiration or termination of the Exchange Offer.

4. Signatures on the Letter of Transmittal; Bond Powers and Endorsements.

The signature(s) of the Holder of Current Notes on this Letter of Transmittal must correspond with the name of such Holder as it appears on a security position listing maintained by DTC or the name(s) as written on the face of the Current Notes, as applicable, without any change whatsoever.

If this Letter of Transmittal (or facsimile hereof) is signed by the registered Holder(s) of Current Notes tendered and the certificate(s) for New Notes issued in exchange therefor is to be issued (or any untendered principal amount of Current Notes is to be reissued) to the registered Holder, such Holder need not and should not endorse any tendered Old Note, nor provide a separate bond power. In any other case, such Holder must either properly endorse the Current Notes tendered or transmit a properly completed separate bond power with this Letter of Transmittal, with the signatures on the endorsement or bond power guaranteed by an Eligible Institution.

If this Letter of Transmittal (or facsimile hereof) is signed by a person other than the registered Holder(s) of any Current Notes listed, such Current Notes must be endorsed or accompanied by appropriate bond powers signed as the name(s) of the registered Holder(s) appear(s) on the Current Notes.

If this Letter of Transmittal (or facsimile hereof) or any Current Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, or officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority so to act must be submitted with this Letter of Transmittal.

Endorsements on Current Notes or signatures on bond powers required by this Instruction 4 must be guaranteed by an Eligible Institution.

5. Transfer Taxes.

The Company will pay all transfer taxes, if any, applicable to the exchange of Current Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Current Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered Holder of the Current Notes tendered hereby, or if tendered Current Notes are registered in the name of any person other than the person signing this Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Current Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other person) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with this Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the Current Notes listed in this Letter of Transmittal.

6. Irregularities.

All questions as to the form of documents and the validity, eligibility (including time of receipt), acceptance and withdrawal of Current Notes will be determined by the Company, in its sole discretion, whose determination shall be final and binding. The Company reserves the absolute right to reject any or all tenders for exchange of any particular Current Notes that are not in proper form, or the acceptance of which would, in the opinion of the Company (or its counsel), be unlawful. The Company reserves the absolute right to waive any defect, irregularity or condition of tender for exchange with regard to any particular Current Notes. The Company’s interpretation of the terms of, and conditions to, the Exchange Offer (including the instructions herein) will be final and binding. Unless waived, any defects or irregularities in connection with the Exchange Offer must be cured within such time as the Company shall determine. Neither the Company, the Exchange Agent nor any other person shall be under any duty to give notice of any defects or irregularities in Current Notes tendered for exchange, nor shall any of them incur any liability for failure to give such notice. A tender of Current Notes will not be deemed to have been made until all defects and irregularities with respect to such tender have been cured or waived. Any Current Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holders, unless otherwise provided in this Letter of Transmittal, promptly following the Expiration Date.

7. Waiver of Conditions.

The Company reserves the absolute right to amend, waive or modify specified conditions in the Exchange Offer in the case of any Current Notes tendered.

8. Requests for Information or Additional Copies.

Questions and requests for assistance and requests for the Prospectus, Letter of Transmittal and the related documents may be directed to the Exchange Agent at the address set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE THEREOF), OR AN AGENT’S MESSAGE IN LIEU THEREOF, AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE EXCHANGE AGENT ON OR PRIOR TO THE EXPIRATION DATE.

(DO NOT WRITE IN SPACE BELOW)
Certificate Surrendered	Current Notes Tendered	Current Notes Accepted

Delivery Prepared by	Checked by	Date

PROSPECTUS

PDC Energy, Inc.

Offer to Exchange up to

$500,000,000

7.750% Senior Notes due 2022

That Have Been Registered Under the Securities Act of 1933

For Any and All Outstanding Unregistered

7.750% Senior Notes due 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Officers and Directors

PDC’s bylaws contain provisions generally providing that PDC shall indemnify any person who was or is a party or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or other agent of PDC, or is or was serving at the request of PDC as a director, officer, employee, or other agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with that proceeding, if that person acted in good faith and in a manner that person reasonably believed to be in the best interests of PDC, and in actions by PDC, with such care, including reasonable inquiry, as an ordinarily prudent person in a like position would use under similar circumstances, and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

To the extent that any director, officer, employee or other agent of PDC has been successful on the merits in defense of any proceeding referred to in the bylaws, that person shall be indemnified against expenses actually and reasonably incurred by that person in connection with that proceeding.

PDC’s bylaws provide that expenses incurred in defending any proceeding may be advanced by PDC before the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or other agent of PDC to repay the amount of the advance unless it shall be determined ultimately that the subject person is entitled to be indemnified as authorized by the bylaws.

PDC’s Articles of Incorporation provide that no director or officer of PDC shall be personally liable to PDC or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability for (i) an act or omission that involves intentional misconduct, fraud or a knowing violation of the law; (ii) an act or omission for which the liability of a director or officer is expressly provided for by an applicable statute, including the liability for payment of distributions in violation of Section 78.300 of the Nevada Revised Statutes; and (iii) any other act, omission, transaction or breach of duty as to which any applicable statute, rule or regulation provides that the liability of directors or officers may not be eliminated or limited.

PDC has entered into agreements with certain of its directors pursuant to which it has generally agreed to provide indemnification to such officers and directors to the extent permitted under Nevada law.

Item 21.	Exhibits and Financial Statement Schedules.

1.1	Underwriting Agreement, by and among Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the underwriters named therein, and PDC Energy, Inc., dated as of May 15, 2012 (incorporated by reference to Exhibit 1.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on May 16, 2012).

3.1	Third Amended and Restated Articles of Incorporation of PDC Energy, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q of PDC Energy, Inc. filed on August 2, 2012).

3.2	Bylaws of PDC Energy, Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q of PDC Energy, Inc. filed on August 2, 2012).

4.1	Rights Agreement by and between Petroleum Development Corporation and Transfer Online, Inc., as Rights Agent, dated as of September 11, 2007, including the forms of Rights Certificates and Summary of Stockholder Rights Plan attached thereto as Exhibits A and B (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on September 14, 2007).

4.2	Indenture dated as of February 8, 2008, by and among Petroleum Development Corporation and The Bank of New York, relating to the 12.0% Senior Notes due 2018 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on February 12, 2008).

4.3	First Supplemental Indenture dated as of February 8, 2008, by and among Petroleum Development Corporation and the Bank of New York (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K of PDC Energy, Inc. filed on February 12, 2008).

4.4	Form of 12% Senior Note due 2018 (incorporated by reference to Exhibit 4.3 to the Current Report on Form 8-K of PDC Energy, Inc. filed on February 12, 2008).

4.5	Indenture, dated November 23, 2010, between the Company and The Bank of New York Mellon (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on November 24, 2010).

4.6	Form of 3.25% Convertible Senior Note due 2016 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on November 24, 2010).

4.7	Indenture, dated as of October 3, 2012, by and among PDC Energy, Inc., as Issuer and U.S. Bank National Association, as Trustee, relating to the 7.750% Senior Notes due 2022 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on October 3, 2012).

4.8	Registration Rights Agreement, dated as of October 3, 2012, by and among PDC Energy, Inc. and J.P. Morgan Securities LLC and the several other initial purchasers named in the Purchase Agreement governing the 7.750% Senior Notes due 2022 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of PDC Energy, Inc. filed on October 3, 2012).

4.9	Purchase Agreement, dated as of September 28, 2012, by and among PDC Energy, Inc. and several initial purchasers named therein, relating to the 7.750% Senior Notes due 2022 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on October 3, 2012).

5.1*	Opinion of Davis Graham & Stubbs LLP as to the legality of the securities being registered.

10.1	The Petroleum Development Corporation 401(k) & Profit Sharing Plan (incorporated by reference to Exhibit 10.6 to the Annual Report on Form 10-K of PDC Energy, Inc. filed on February 24, 2011).

10.2	Contribution Agreement by and among PDC Mountaineer, LLC, as the Company, Petroleum Development Corporation, as the Contributor, and LR-Mountaineer Holdings, L.P., as the Investor, dated October 29, 2009 (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on November 4, 2009).

10.3	Limited Liability Company Agreement of PDC Mountaineer, LLC, dated October 29, 2009 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on November 4, 2009).

10.4	Non-Employee Director Deferred Compensation Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 of PDC Energy, Inc. filed on August 13, 2004).

10.6	2004 Long-Term Equity Compensation Plan amended and restated as of March 8, 2008 (incorporated by reference to Exhibit 10.26 to the Annual Report on Form 10-K of PDC Energy, Inc. filed on February 27, 2009).

10.7	2010 Executive Officers Long-Term Incentive Compensation Share Agreement (incorporated by reference to the Current Report on Form 8-K of PDC Energy, Inc. filed on April 23, 2010).

10.8	2011 Executive Officers Long-Term Incentive Compensation Share Agreement, including Form of 2010 Performance Share Agreement as Exhibit 10.1 (incorporated by reference to the Current Report on Form 8-K of PDC Energy, Inc. filed on March 17, 2011).

10.9	2012 Executive Officers Long-Term Incentive Compensation Share Agreement, including Form of 2012 Performance Share Agreement as Exhibit 10.1 (incorporated by reference to the Current Report on Form 8-K of PDC Energy, Inc. filed on January 20, 2012).

10.10	Employment Agreement with Richard W. McCullough, Chief Executive Officer, dated as of April 19, 2010 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on April 23, 2010).

10.11	Employment Agreement with Gysle R. Shellum, Chief Financial Officer, dated as of April 19, 2010 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of PDC Energy, Inc. filed on April 23, 2010).

10.12	Employment Agreement with Daniel W. Amidon, General Counsel and Corporate Secretary, dated as of April 19, 2010 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of PDC Energy, Inc. filed on April 23, 2010).

10.13	Employment Agreement with Lance A. Lauck, Senior Vice President of Business Development, dated as of April 19, 2010 (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of PDC Energy, Inc. filed on April 23, 2010).

10.14	Employment Agreement with James M. Trimble, President and Chief Executive Officer, dated as of November 1, 2011 (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of PDC Energy, Inc. filed on November 3, 2011).

10.15	Separation Agreement and General Release with Richard W. McCullough, former Chairman and Chief Executive Officer, dated as of July 12, 2011 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on July 18, 2011).

10.16	Employment Agreement with Barton R. Brookman, Jr., Senior Vice President of Exploration and Production, dated as of April 19, 2010 (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of PDC Energy, Inc. filed on April 23, 2010).

10.17	2010 Long-Term Equity Compensation Plan, dated as of April 11, 2010 (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 of PDC Energy, Inc. filed on July 1, 2010).

10.18	Executive Severance Compensation Plan, dated as of September 24, 2012 (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of PDC Energy, Inc. filed on September 25, 2012).

10.19†	Domestic Crude Oil Purchase Agreement between Suncor Energy Marketing, Inc. and PDC, dated May 18, 2009 (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of PDC Energy, Inc. filed on May 18, 2009).

10.20†	Gas Purchase Agreement between Williams Production RMT Company, Riley Natural Gas and Petroleum Development Corporation, dated as of March 31, 2009 (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form 10/A No. 3 of PDC Energy, Inc. filed on March 31, 2009).

10.21†	First Amendment to the Gas Purchase Agreement between Williams Production RMT Company, Riley Natural Gas and Petroleum Development Corporation, dated as of June 1, 2011 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on August 2, 2011).

10.22†	Gas Purchase and Processing Agreement between Duke Energy Field Services, Inc.; United States Exploration, Inc.; and Petroleum Development Corporation, dated as of October 28, 1999 (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form 10/A No. 3 of PDC Energy, Inc. filed on March 31, 2009).

10.23	Second Amended and Restated Credit Agreement dated as of November 5, 2010, Petroleum Development Corporation, as borrower and JPMorgan Chase Bank, N.A. and BNP Paribas, as lenders (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on November 12, 2010).

10.24	Purchase and Sale Agreement by and between Petroleum Development Corporation and COG Operating LLC, dated December 20, 2011 (incorporated by reference to Exhibit 10.31 to the Annual Report on Form 10-K of PDC Energy, Inc. filed on March 3, 2012).

10.25	First Amendment to Second Amended and Restated Credit Agreement, dated as of December 22, 2010 (incorporated by reference to Exhibit 10.29 to the Annual Report on Form 10-K of PDC Energy, Inc. filed on February 24, 2011).

10.26	Second Amendment to Second Amended and Restated Credit Agreement, dated as of October 12, 2011 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on October 18, 2011).

10.27	Third Amendment to the Second Amended and Restated Credit Agreement, dated as of May 4, 2012 (incorporated by reference to Exhibit 10.31 to the Quarterly Report on Form 10-Q of PDC Energy, Inc. filed on May 10, 2012).

10.28	Fourth Amendment to the Second Amended and Restated Credit Agreement dated as of June 25, 2012, by and among the Company as Borrower, certain of its Subsidiaries as Guarantors, JPMorgan Chase Bank, N.A. as Administrative Agent, and various other banks as Lenders (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on July 2, 2012).

10.29	Fifth Amendment to the Second Amended and Restated Credit Agreement dated as of June 29, 2012, by and among the Company as Borrower, certain of its Subsidiaries as Guarantors, JPMorgan Chase Bank, N.A. as Administrative Agent, and various other banks as Lenders (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on July 2, 2012).

10.30	Sixth Amendment to the Second Amended and Restated Credit Agreement dated as of September 21, 2012, by and among the Company as Borrower, certain of its Subsidiaries as Guarantors, JPMorgan Chase Bank, N.A. as Administrative Agent, and various other banks as Lenders (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on September 25, 2012).

10.31	Purchase Agreement by and among Merit Management Partners I, L.P., Merit Energy Partners III, L.P., Merit Energy Partners D-III, L.P. and PDC Energy, Inc., dated as of May 11, 2012 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on May 14, 2012).

10.32	Indemnification Agreement, dated June 8, 2012 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of PDC Energy, Inc. filed on June 13, 2012).

12.1*	Ratio of Earnings to Fixed Charges.

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of KPMG LLP.

23.3*	Consent of Ryder Scott Company, L.P., Petroleum Consultants.

23.4*	Consent of Davis Graham & Stubbs (included in exhibit 5.1).

24.1*	Power of Attorney (included on signature pages hereof).

25.1*	Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of the trustee under the Indenture with respect to the 7.750% Senior Notes due 2022.

*	Filed herewith.
†	Confidential portions of this document have been omitted and are filed separately with the SEC pursuant to Exchange Act Rule 24b-2.

Item 22. Undertakings

The undersigned Registrants hereby undertake:

(a)	(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unexchanged at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on November 19, 2012.

PDC ENERGY, INC.

By:	/s/ James M. Trimble
Name:	James M. Trimble
Title:	President and Chief Executive Officer, and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James M. Trimble	President and	November 19, 2012
James M. Trimble	Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Gysle R. Shellum	Chief Financial Officer	November 19, 2012
Gysle R. Shellum	(Principal Financial Officer)

/s/ R. Scott Meyers	Chief Accounting Officer	November 19, 2012
R. Scott Meyers	(Principal Accounting Officer)

/s/ Jeffrey C. Swoveland
Jeffrey C. Swoveland /s/ David C. Parke	Chairman of the Board and Director	November 19, 2012
David C. Parke /s/ Joseph E. Casabona	Director	November 19, 2012
Joseph E. Casabona /s/ Anthony J. Crisafio	Director	November 19, 2012
Anthony J. Crisafio /s/ Kimberly Luff Wakim	Director	November 19, 2012
Kimberly Luff Wakim /s/ Larry F. Mazza	Director	November 19, 2012
Larry F. Mazza	Director	November 19, 2012

Power of Attorney

Each person whose signature appears below appoints James M. Trimble and Gysle R. Shellum, and each of them, either of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ James M. Trimble	President and	November 19, 2012
James M. Trimble	Chief Executive Officer, and Director (Principal Executive Officer)

/s/ Gysle R. Shellum	Chief Financial Officer	November 19, 2012
Gysle R. Shellum	(Principal Financial Officer)

/s/ R. Scott Meyers	Chief Accounting Officer	November 19, 2012
R. Scott Meyers	(Principal Accounting Officer)

/s/ Jeffrey C. Swoveland
Jeffrey C. Swoveland	Chairman of the Board and Director	November 19, 2012

/s/ David C. Parke
David C. Parke	Director	November 19, 2012

/s/ Joseph E. Casabona
Joseph E. Casabona	Director	November 19, 2012

/s/ Anthony J. Crisafio
Anthony J. Crisafio	Director	November 19, 2012

/s/ Kimberly Luff Wakim
Kimberly Luff Wakim	Director	November 19, 2012

/s/ Larry F. Mazza
Larry F. Mazza	Director	November 19, 2012